UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
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Payoneer Global Inc.

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Payoneer

2026 Notice of Annual Meeting of Stockholders and Proxy Statement

Message from our CEO
Dear Stockholders,
2025 was a pivotal year for Payoneer. Our targeted strategy and operational discipline drove record financial results, with revenue of $1.05 billion up 8%, and 14% excluding interest income, and over $233 million in operating cash flow. We expanded our regulatory infrastructure with the acquisition of a licensed China-based payment service provider, Easylink Payment Co. Ltd, now Payoneer Payments (Guangdong) Co., Ltd, positioning us to better service our customers in China as they export globally. We made significant enhancements to our financial stack, including through our partnership with Stripe to expand and improve our Checkout offering. And, we returned $175 million of capital to shareholders through share repurchases at a weighted average price of $6.41, taking advantage of the discount between the intrinsic value of our company and the market value of our shares in a volatile market.
We entered 2026 with strong business momentum and an accelerating innovation pipeline. In January 2026 we deepened and broadened our workforce management capabilities through the acquisition of Boundless, and received in-principle authorization as a Payment Aggregator-Cross Border (PA-CB) in India, a key milestone in further extending our regulatory footprint and enabling us to provide broader end-to-end solutions to our customers in India. In February we also announced the launch of a suite of stablecoin capabilities, and that we have filed an application with the OCC to establish an uninsured national trust bank in the United States in support of our stablecoin strategy, as we seek to drive innovation in global money movement.
We deeply value the insights and perspectives our stockholders have on our business performance and corporate governance framework, and proactively seek their input. In Fall of 2025, for the second year running, we conducted outreach with several of our largest shareholders focused on corporate governance and executive compensation. We were pleased to have this dialogue and appreciated the support they expressed for efforts we have made to strengthen these areas in recent years.
The Annual Meeting of Stockholders will be held on June 9, 2026, at 8.00 a.m. (Eastern Time), and I am pleased to invite you to attend. The meeting will be held virtually, and it can be accessed by visiting www.virtualshareholdermeeting.com/PAYO2026, where you will be able to listen to the meeting live, submit questions and vote online. During the meeting, we will address the voting items in this year’s Proxy Statement and take your questions. Regardless of whether you plan to join the meeting, your vote is important, and we encourage you to review the enclosed materials and submit your proxy before the meeting.
On behalf of our Board of Directors and our entire executive leadership team, thank you to our stockholders for your continued trust and support.
Sincerely,
John Caplan,
Chief Executive Officer and Director

Payoneer Global Inc.
Notice of annual meeting of stockholders
to be held virtually on June 9, 2026, at 8.00 a.m. (Eastern Time)
April 27, 2026
Dear Stockholder:
You are cordially invited to attend the 2026 Annual Meeting of the Stockholders (the “Annual Meeting”) of Payoneer Global Inc., a Delaware corporation (“we,” “us,” “Payoneer” or the “Company”). The Annual Meeting will be held virtually on June 9, 2026, at 8.00 a.m. (Eastern Time), for the following purposes:
1.
To elect the three nominees for Class II directors to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified;

2.
To ratify the selection of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited (“PwC”), as the independent registered public accounting firm for Payoneer for the fiscal year ending December 31, 2026;

3.
To conduct a non-binding advisory vote to approve named executive officer compensation; and

4.
To conduct any other business properly brought before the Annual Meeting.

The record date for the Annual Meeting is April 13, 2026 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof.
We have determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and without needing to travel to attend an in-person meeting. We believe this continues to be the right choice for Payoneer currently, as it enables engagement with our stockholders, regardless of size, resources, or physical location. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
If you plan to participate in the virtual Annual Meeting, please see the Questions and Answers section below. Stockholders will be able to attend, vote and submit questions via the internet by visiting www.virtualshareholdermeeting.com/PAYO2026.
If you have any questions or need assistance in voting your shares, please write to Payoneer Investor Relations at Payoneer Global Inc., 195 Broadway, 27th Floor, New York, NY 10007 or by email at investor@payoneer.com.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 9, 2026. This Proxy Statement and the Company’s 2025 Annual Report on Form 10-K are available at www.proxyvote.com.
As permitted by applicable Securities and Exchange Commission rules, on or about April 27, 2026, we mailed an Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our Annual Meeting Proxy Statement and 2025 Annual Report on Form 10-K online, as well as instructions on how to obtain printed copies of these materials by mail.
By Order of the Board of Directors
Tsafi Goldman,
Chief Legal & Governance Officer and Corporate Secretary
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO VIRTUALLY ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD, OR VOTE OVER THE TELEPHONE OR INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IF YOU ATTEND THE ANNUAL MEETING.

Proposal No. 1: Election of Directors
The Board is presently comprised of eight members, who are divided, until the 2028 annual meeting of stockholders, into three classes, designated as Class I, Class II and Class III. Pursuant to amendments to our Certificate of Incorporation adopted at our 2025 annual meeting of stockholders, to phase out the classification of the Board, each director elected at the 2026 annual meeting of stockholders will be elected for a one-year term expiring at the 2027 annual meeting of stockholders. As of the date of this Proxy Statement, Class I directors (whose terms expire at the 2028 annual meeting of stockholders) consist of Barak Eilam and Rich Williams; Class II directors (whose terms expire at the 2026 annual meeting of stockholders) consist of John Caplan, Amir Goldman and Susanna Morgan; and Class III directors (whose terms expire at the 2027 annual meeting of stockholders) consist of Sharda Caro del Castillo, Christopher (Woody) Marshall and Pamela H. Patsley. The Nominating and Corporate Governance Committee of the Board has recommended, and the Board has approved, the nomination of three Class II directors, John Caplan, Amir Goldman and Susanna Morgan, for one-year terms expiring at the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each of Mr. Caplan, Mr. Goldman and Ms. Morgan is currently a director of the Company. In uncontested elections, directors are elected by a majority of the votes cast, meaning that a nominee will be elected if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee.
Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. If any nominee should become unavailable to serve for any reason, the proxies named may cast votes for a substitute nominee designated by the Nominating and Corporate Governance Committee and approved by the Board, or the Board may reduce its size. We have no reason to believe that any nominee named will be unable to serve if elected.
| 2026 Proxy Statement	1

Nominees for Director and Continuing Directors
The names and ages of the nominees and continuing directors, length of service with the Company and Board committee memberships are set forth in the table below.
Name	Age	Director Since	Current Term Expires	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Risk Committee
Nominees
John Caplan	56	2022	2026
Amir Goldman	54	2014	2026	x		x	x
Susanna Morgan	56	2023	2026	x	x			x
Continuing Directors
Sharda Caro del Castillo	55	2023	2027	x		x		x
Barak Eilam	51	2025	2028	x	x
Christopher (Woody) Marshall	58	2017	2027	x		x	x
Pamela H. Patsley	69	2021	2027	x	x		x
Rich Williams	51	2021	2028	x	x			x
2	| 2026 Proxy Statement

Director Skills and Experience
Set forth below is a table summarizing the skills and experience of our director nominees and continuing directors. A particular director may possess additional skills and experience even though they are not indicated below. The absence of a designation does not mean a director does not possess that particular skills and experience.
Name	Executive Leadership Experience	International Operations Experience	Payments / Fintech Experience	Software / SaaS Experience	Marketing and Consumer Engagement Experience	Regulation and Compliance Experience	Mergers and Acquisitions Experience	Public Company Board Experience
Nominees
John Caplan	x	x	x	x	x	x	x
Amir Goldman	x	x	x	x			x
Susanna Morgan	x	x	x	x	x	x	x	x
Continuing Directors
Sharda Caro del Castillo	x	x	x			x
Barak Eilam	x	x	x	x	x	x	x	x
Christopher (Woody) Marshall	x	x	x	x			x	x
Pamela H. Patsley	x	x	x	x	x	x	x	x
Rich Williams	x	x	x	x	x	x	x	x
A brief biography of each nominee and each continuing director is also set forth below, which includes information, as of the date of this Proxy Statement, regarding specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee and the Board to believe that the director should serve on the Board:
Director Nominees
John Caplan Age: 56 Director Since: 2022
Mr. Caplan has served as the CEO of Payoneer since 2023, after joining as Co-CEO and director in 2022. Prior to joining Payoneer, Mr. Caplan was President North America & Europe at Alibaba.com, a business unit of the Alibaba Group (NYSE: BABA), from September 2018 to 2022. Previously, from 2009 to 2018, Mr. Caplan was founder and Chief Executive Officer of OpenSky, a SMB software and services firm. Alibaba acquired a majority stake in OpenSky in 2017. Prior to founding OpenSky, Mr. Caplan was Chief Executive Officer at Ford Models, Inc., a fashion talent agency, from 2002 to 2009; and CMO of About.com, an internet publishing business, from 1998 to 2001. Mr. Caplan currently serves on the board of Oscar Heyman & Brothers, a privately held company, and previously served on the boards of private companies, including 5min, Caroo, Sendle and Clyde. Mr. Caplan has a Bachelor of Arts in English from the University of Rochester. We believe Mr. Caplan’s leadership of our company and experience as an executive in the e-commerce industry, technology and marketing make him well qualified to serve as a director.

| 2026 Proxy Statement	3

Amir Goldman Age: 54 Director Since: 2014
Mr. Goldman has served as a director of Payoneer since 2014. Since 2006, he has served as the founder and Managing Director of Susquehanna Growth Equity LLC, a private equity firm focused on investing in growing companies in the software and payments sectors. From 2002 to 2006, he was a Principal at TL Ventures, a venture capital firm, and he previously served as Principal at BRM Capital, a venture capital firm focused on internet infrastructure and software companies between 1999 and 2002. Mr. Goldman serves as a director in a number of private companies, such as iCIMS, HighRadius, CashEdge (acquired by Fiserv), Macropoint (acquired by Descartes) and HMP Global. Mr. Goldman has a Master of Business Administration from Harvard Business School and a Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania. We believe Mr. Goldman’s experience in analyzing companies, investing in technology, and overseeing the growth of companies through board participation make him well qualified to serve as a director.

Susanna Morgan Age: 56 Director Since: 2023
Ms. Morgan has served as a director of Payoneer since 2023. Ms. Morgan currently serves as the CEO of Agate Advisors LLC, which she founded in 2024 to provide strategic consulting and advisory services for technology companies, investors, and finance executives. From 2018 to 2022, Ms. Morgan was the Chief Financial Officer of Remitly Global Inc. (NASDAQ: RELY), a mobile-first provider of remittances and financial services for immigrants. From 2015 to 2018, Ms. Morgan served as SVP, Finance & Investor Relations of Apptio (NASDAQ: APTI —  subsequently acquired by IBM), an enterprise SaaS company that helps companies manage their IT investments. Ms. Morgan currently serves on the board of Alkami Technology, Inc. (NASDAQ: ALKT), a provider of cloud-based digital banking solutions, since July 2025. She also serves on the boards of Mixpanel, a privately held product analytics company, and The Seattle Opera Foundation, a non-profit that provides financial support to the Seattle Opera. Ms. Morgan holds a Master of Business Administration from Harvard Business School, a Master of Arts in International Policy Studies from Stanford University and a Bachelor of Arts with Honors in Quantitative Economics from Stanford University. We believe Ms. Morgan’s experience as a CFO and her various leadership roles in publicly traded companies make her well qualified to serve as a director.

Vote Required
Directors in uncontested elections are elected by a majority of the votes cast, meaning that a nominee will be elected if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee. Abstentions and broker non-votes will have no effect on the outcome of this Proposal No. 1.
The Board of Directors Recommends
a Vote “FOR” Each Named Nominee.
4	| 2026 Proxy Statement

Continuing Directors
Sharda Caro del Castillo Age: 55 Director Since: 2023
Ms. Caro del Castillo has served as a director of Payoneer since 2023. Ms. Caro del Castillo is currently the Chief Legal and Business Officer of Catena Labs, an AI fintech company, which she joined in 2025, and previously served as Chief Legal Officer, Chief Compliance Officer and Corporate Secretary of Affirm, Inc. (NASDAQ: AFRM) from 2019 to 2021. From 2014 to 2019, Ms. Caro del Castillo was General Counsel and Chief Compliance Officer of Payments, and interim Global Head of Payments (2018-2019), at Airbnb (NASDAQ: ABNB). Prior to joining Airbnb, Ms. Caro del Castillo was Payments Counsel and subsequently the Head of Payments Platform at Square, Inc. (NYSE: SQ) from 2012 to 2014, and a Director of Product and Regulatory Counsel at PayPal (NASDAQ: PYPL) from 2010 to 2012. Ms. Caro del Castillo serves on the boards of Forter since 2022 and GoFundMe since 2021. Ms. Caro del Castillo has a Bachelor of Science from Santa Clara University, and a Juris Doctorate from Case Western Reserve University School of Law. We believe Ms. Caro del Castillo’s background in global payments, financial services, regulation and compliance make her well qualified to serve as a director.

Barak Eilam Age: 51 Director Since: 2025
Mr. Eilam has served as a director of Payoneer since February 2025. He previously served as the CEO of NICE (NASDAQ: NICE), a leading global enterprise software company specializing in analytics and AI solutions, from 2014 until December 2024. Mr. Eilam began his career at NICE in 1999 as an engineer and has since held various senior executive positions in engineering, product management, and sales leadership, including President of NICE Americas. During his tenure, NICE saw a significant expansion in its total addressable market and strong revenue growth. Mr. Eilam currently serves on the boards of CCC Intelligent Solutions Holdings Inc. (NASDAQ: CCC), an AI-powered cloud platform for the insurance industry, since July 2025; FactSet (NASDAQ, NYSE: FDS), an S&P 500 company specializing in data and analytics for financial services companies, since December 2024; SimilarWeb (NYSE: SMWB), a leading digital data and analytics firm, since September 2024; HMH, a prominent privately held K-12 education company, and Cvent, a privately held global leader in event management and data. Mr. Eilam holds a B.Sc. in Electrical Engineering from Tel Aviv University. We believe Mr. Eilam’s nearly three decades of experience building and scaling technology businesses make him well qualified to serve as a director.

Christopher (Woody) Marshall Age: 58 Director Since: 2017
Mr. Marshall has served as a director of Payoneer since 2017. In addition to his role on Payoneer’s Board, he currently serves on the boards of directors of Spotify (NYSE: SPOT) (where he serves as lead independent director) and Nerdy (NYSE: NRDY), both of which he joined in 2015, and as a director in a number of private companies. Since 2008, Mr. Marshall has served as a general partner of TCV, a private equity firm. Mr. Marshall has been active in the venture capital industry since 1995, having spent 12 years at Trident Capital, a venture capital and private equity firm with a primary investment focus on the payments, internet and mobile industries. Mr. Marshall has a Bachelor of Arts in Economics from Hamilton College and a Master of Business Administration from the Kellogg School of Management at Northwestern University. We believe Mr. Marshall’s experience in the payments industry, serving on public company boards and advising fast-growing platforms as they scale make him well qualified to serve as a director.

| 2026 Proxy Statement	5

Pamela H. Patsley Age: 69 Director Since: 2021
Ms. Patsley has served as a director of Payoneer since 2021. From 2016 to 2018, Ms. Patsley served as Executive Chair of MoneyGram International, Inc. (NASDAQ: MGI), the global remittance Company, and was its Chair and Chief Executive Officer from 2009 to 2015. Ms. Patsley also previously held executive positions with the payment processor First Data Corporation, First Data Merchant Services (a division of First Data Corporation), Paymentech, Inc. and First USA, Inc. Earlier in her career, she worked for KPMG. Ms. Patsley currently serves on the boards of Texas Instruments Inc. (NASDAQ: TXN) since 2004, Keurig Dr Pepper Inc. (NASDAQ: KDP) since 2008 and Hilton Grand Vacations Inc. (NYSE: HGV) since 2016. She also serves on the board of Tolleson Wealth Management, a privately held company. Ms. Patsley previously served on the boards of ACI Worldwide, Inc. (NASDAQ: ACIW), Molson Coors Brewing Company (NYSE: TAP), and Pegasus Solutions Inc. (NASDAQ: PEGS). Ms. Patsley holds a Bachelor of Science in Business Administration — Accounting from the University of Missouri. We believe Ms. Patsley’s experience as an executive in the financial services industry, as well as her experience serving on public company boards, make her well qualified to serve as a director.

Rich Williams Age: 51 Director Since: 2021
Mr. Williams has served as Chairman of the Board of Directors of Payoneer since 2025 and as a director of Payoneer since 2021. Mr. Williams currently serves as CEO of The Value Studio, LLC, which he founded in 2020 to provide strategic consulting and advisory services for leading private equity and venture capital firms and their portfolio companies; managing partner of Works Capital, LLC, a private investment fund focusing on early-stage disruptive technology companies; and President and Director of Built Technologies, a private technology company serving the construction and real estate industry. Mr. Williams serves as a board member of Movo Inc. (f/k/a Shift One, Inc.), a privately held AI workforce management technology company. From 2020 to 2021, Mr. Williams served as CEO and board member of Alkuri Global Acquisition Corp. (Alkuri; NASDAQ: KURI), a technology-focused special purpose acquisition corporation. From 2011 to 2020, Mr. Williams served in a variety of executive roles at Groupon (NASDAQ: GRPN), a small business services and products online marketplace, including serving as CEO from 2015 to 2020. From 2008 to 2011, Mr. Williams ran a variety of global marketing and advertising teams and technologies at Amazon. Prior to joining Amazon, Mr. Williams spent over seven years developing marketing programs and technologies in a variety of leadership roles at Experian (LSE: EXPN), a leading global data, analytics and financial services company. Mr. Williams also served on the boards of Groupon (NASDAQ: GRPN) and Kontoor Brands (NYSE: KTB). We believe Mr. Williams’ experience in e-commerce, technology, marketing, financial services and corporate governance make him well qualified to serve as a director.

6	| 2026 Proxy Statement

Information Regarding the Board of Directors
and Corporate Governance
This section describes key corporate governance principles and practices that we have adopted. Complete copies of the charters of the committees of the Board, our Corporate Governance Guidelines and our Code of Conduct and Ethics, described below, can be found in the Governance section on our website at https://investor.payoneer.com/governance/governance-documents. Alternatively, you can request a copy of any of these documents free of charge by writing to: Corporate Secretary, c/o Payoneer Global Inc., 195 Broadway, 27th Floor, New York, NY 10007. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.
Board Composition
Our Board of Directors currently consists of eight members. In accordance with our Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), which were amended in 2025 to phase out the classification of the Board, our directors are divided into three classes until the 2028 annual meeting of stockholders. Each director elected at the 2023, 2024 and 2025 annual meetings will serve for a term ending at the third annual meeting following the annual meeting at which they were elected. Each director elected at the 2026 annual meeting shall be elected for a one-year term expiring at the 2027 annual meeting. Each director elected at the 2027 annual meeting shall be elected for a one-year term expiring at the 2028 annual meeting. At the 2028 annual meeting and each annual meeting thereafter, all directors will be elected for a one-year term expiring at the next annual meeting.
At each annual meeting of stockholders, our directors will be elected to succeed the directors, or the class of directors, as applicable, whose terms have expired. As of the date of this Proxy Statement, our directors are divided among the three classes as follows:
•
Class I directors (whose terms expire at the 2028 annual meeting of stockholders) consist of Barak Eilam and Rich Williams;

•
Class II directors (whose terms expire at the 2026 annual meeting of stockholders) consist of John Caplan, Amir Goldman and Susanna Morgan; and

•
Class III directors (whose terms expire at the 2027 annual meeting of stockholders) consist of Sharda Caro del Castillo, Christopher (Woody) Marshall and Pamela H. Patsley.

According to our Restated Certificate of Incorporation, each director’s term continues until the election and qualification of their successor, or their earlier death, resignation, retirement, disqualification, or removal.
Independence of the Board of Directors
The Board has affirmatively determined that Messrs. Eilam, Goldman, Marshall and Williams, and Mses. Caro del Castillo, Morgan and Patsley, are independent within the meaning of the applicable Nasdaq listing standards regarding the definition of “independent.” The Board has also determined that Mr. Zeevi, who retired from our Board at the 2025 Annual Meeting, was independent during his time of service on the Board. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence. There are no family relationships between any director and any of our executive officers.
Board Leadership Structure
Our Board of Directors is currently chaired by Mr. Williams. Our Board believes that separation of the positions of Chair of our Board and Chief Executive Officer is appropriate at this time because this structure reinforces the
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independence of our Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole. As such, Mr. Caplan serves as our Chief Executive Officer and director while Mr. Williams serves as the Chair of our Board but is not an officer. We believe that the Board’s risk oversight structure function is complemented by our current board leadership structure of a separate Chair of the Board and Chief Executive Officer.
In addition, all members of the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee and the Risk Committee are independent directors.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board believes that its current leadership structure facilitates its risk oversight responsibilities. In particular, the Board believes the majority-independent Board and the independent Board committees provide a well-functioning and effective balance to an experienced Chief Executive Officer.
The Audit Committee manages risk by overseeing the integrity of the Company’s financial statements and internal controls; the qualifications, independence and performance of the Company’s independent auditor; the performance of the Company’s internal audit function; and the Company’s compliance with legal and regulatory requirements. The Audit Committee reviews the Company’s major financial risk exposures and steps taken to monitor and control such exposures.
The Nominating and Corporate Governance Committee manages risk by reviewing and evaluating the size, composition, function and duties of the Board consistent with its needs; overseeing the succession process in the event the Board determines that a new Chief Executive Officer should be hired; making recommendations to the Board as to determinations of director independence; and developing and recommending to the Board the Corporate Governance Guidelines, and reviewing and reassessing the Code of Conduct and Ethics for the Company.
The Compensation Committee manages risk by reviewing and assessing risks arising from the Company’s employee compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on the Company.
The Risk Committee manages risk by overseeing the Company’s enterprise risk management, including review of key risks and emerging risks that may be applicable to the Company, review of risk assessments, discussion of management’s risk mitigation processes and evaluation of potential remediation plans.
Meetings of the Board of Directors
During the fiscal year ended December 31, 2025, the Board held eight meetings. Each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which they served held in 2025 during the period for which they were a director or committee member. The Company’s directors are expected to attend our annual meetings of stockholders. All Board members participated in the 2025 annual meeting of stockholders, which was partially adjourned to allow additional time for stockholders to submit proxies on certain proposals to amend the Company’s Certificate of Incorporation.
Our independent directors meet from time to time in executive sessions as part of Board or committee meetings. The Board and most of our standing independent committees typically hold an executive session of independent directors as part of most regularly scheduled meetings.
Information Regarding Committees of the Board of Directors
The Board has a number of committees that perform certain functions for the Board. The current committees of the Board are the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee. Below is a description of such committees. The Audit Committee, the
8	| 2026 Proxy Statement

Compensation Committee and the Nominating and Corporate Governance Committee each has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the applicable Nasdaq listing standards regarding “independence” and that each member has no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit Committee
The members of our Audit Committee are currently Barak Eilam, Susanna Morgan, Pamela H. Patsley, and Rich Williams. Ms. Morgan is the Chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations, including independence requirements specific to members of the audit committee of the board of directors of a listed company. Our Board has determined that each member of our Audit Committee is financially literate. In addition, our Board has determined that each of Ms. Morgan and Ms. Patsley is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended. Our Audit Committee is directly responsible for, among other things:
•
assisting the Board in its oversight of:

•
the integrity of the Company’s internal controls and financial statements, including reviewing and discussing with management and the independent auditor the annual audited financial statements and unaudited quarterly financial statements;

•
the qualifications, independence and performance of the Company’s independent auditor;

•
the performance of the Company’s internal audit function; and

•
the Company’s compliance with legal and regulatory requirements; and

•
preparing the Audit Committee report that the Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq. As required by its charter, the Audit Committee conducts a self-evaluation annually. The Audit Committee also reviews and assesses the adequacy of its charter annually and recommends any proposed changes to the Board for its consideration. In 2025, the Audit Committee met seven times.
Compensation Committee
The members of our Compensation Committee are currently Sharda Caro del Castillo, Amir Goldman and Christopher (Woody) Marshall. Mr. Goldman is the Chair of our Compensation Committee. Each member of this committee is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act and meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations, including independence requirements specific to members of the compensation committee of the board of directors of a listed company. Our Compensation Committee is responsible for, among other things:
•
determining, or recommending to the Board for determination, based on an evaluation of performance in light of the Company’s corporate goals and objectives, the base salary, incentive compensation, long-term compensation (including equity-based compensation), and any other compensation or benefit of the Chief Executive Officer (“CEO”) and each of the Company’s other executive officers;

•
reviewing, periodically evaluating and making recommendations to the Board regarding the compensation and benefits for the Company’s directors;

•
reviewing and evaluating the Company’s executive compensation and benefits policies generally, including the review and recommendation of any incentive-compensation and equity-based plans of the Company that are subject to Board approval;

| 2026 Proxy Statement	9

•
reviewing and assessing risks arising from the Company’s employee compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on the Company;

•
preparing the Compensation Committee Report required by SEC rules to be included in the Company’s annual proxy statement or annual report on Form 10-K, and reviewing and discussing the Company’s Compensation Disclosure and Analysis as required by SEC rules (“CD&A”) with management and providing a recommendation to the Board regarding the inclusion of the CD&A within the Company’s proxy statement or Form 10-K, as applicable; and

•
overseeing the administration of, and as appropriate, the enforcement of the Company’s compensation recoupment policy and any recoupment-related activity.

Our Compensation Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq. The Compensation Committee charter grants the Compensation Committee sole authority to retain or obtain the advice of, or terminate the services of, a compensation consultant, legal counsel or other adviser, including the authority to approve the consultant’s reasonable compensation. The Compensation Committee may select such advisers, or receive advice from any other adviser, after taking into consideration all factors relevant to that person’s independence from management, including those independence factors enumerated by Nasdaq rules.
As required by its charter, the Compensation Committee conducts a self-evaluation annually. The Compensation Committee also annually reviews and assesses the adequacy of its charter and recommends any proposed changes to the Board for its consideration. In 2025, the Compensation Committee met four times.
Compensation Committee Processes and Procedures
The implementation of our compensation philosophy is carried out under the supervision of the Compensation Committee. The Compensation Committee charter requires that the Compensation Committee meet as often as it determines is appropriate to carry out its responsibilities under the charter, but not less than twice a year. The Chair of the Compensation Committee, in consultation with the other Compensation Committee members, determines the frequency and length of the Compensation Committee meetings and sets meeting agendas consistent with the Compensation Committee charter. The Compensation Committee also meets regularly in executive sessions. Management does not participate in the executive sessions of the Compensation Committee.
In 2025, the Compensation Committee continued to engage Compensia, a nationally recognized executive compensation consulting firm, as an independent adviser to the Compensation Committee. For 2025, Compensia conducted analysis and provided data on, among other things, market-based cash and appropriate equity compensation for our executive officers, including our CEO. Compensia reported directly to the Compensation Committee, which retained sole authority to direct the work of and engage Compensia. As part of its analysis, Compensia collected and analyzed compensation information from a peer group of comparable public companies. The Compensation Committee considered Compensia’s report when making its determinations regarding executive compensation in 2025, as detailed below in the section titled “Compensation Discussion and Analysis”.
Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are currently Amir Goldman, Christopher (Woody) Marshall and Pamela H. Patsley. Mr. Marshall is the Chair of our Nominating and Corporate Governance Committee. All members of our Nominating and Corporate Governance Committee meet the requirements for independence under the current Nasdaq listing standards. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•
reviewing and evaluating the size, composition, function and duties of the Board consistent with its needs;

•
recommending criteria for the selection of candidates to the Board and its committees, and identifying individuals qualified to become Board members consistent with such criteria, including the consideration of nominees submitted by stockholders;

10	| 2026 Proxy Statement

•
recommending to the Board director nominees for election at the next annual or special meeting of stockholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

•
recommending directors for appointment to Board committees;

•
overseeing the succession process in the event the Board determines that a new Chief Executive Officer should be hired;

•
making recommendations to the Board as to determinations of director independence;

•
overseeing the evaluation of the Board; and

•
reviewing and recommending to the Board with regard to the Corporate Governance Guidelines and Code of Conduct and Ethics for the Company.

In evaluating director nominees, the Board, with assistance of the Nominating and Corporate Governance Committee, considers a nominee’s qualities, performance and professional responsibilities, as well as the then composition of the Board and the challenges and needs of the Board at that time. The Board believes that directors should possess relevant skills, professional experience, personal integrity, judgment and availability necessary to meet the challenges and needs of the Board.
Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq. The Nominating and Corporate Governance Committee charter grants the Nominating and Corporate Governance Committee authority to retain and terminate any advisers, including search firms, to identify director candidates, compensation consultants as to director compensation and legal counsel in relation to such matters, including sole authority to approve all such advisers’ fees and other retention terms.
As required by its charter, the Nominating and Corporate Governance Committee conducts a self-evaluation annually. The Nominating and Corporate Governance Committee also annually reviews and assesses the adequacy of its charter and recommends any proposed changes to the Board for its consideration. The Nominating and Corporate Governance Committee held four meetings in 2025.
Risk Committee
The members of our Risk Committee are currently Sharda Caro del Castillo, Susanna Morgan and Rich Williams. Mr. Williams is the Chair of our Risk Committee. Our Risk Committee is responsible for, among other things:
•
reviewing the adequacy of the Company’s enterprise risk management programs and policies, and making recommendations for any improvements in these areas;

•
overseeing and discussing emerging and key risks and the steps that management has taken to monitor and control such risks;

•
reviewing the Company’s cybersecurity and the protection of data integrity policies and practices, including making recommendations for improvements in these areas;

•
reviewing the Company’s privacy and data protection policies and receiving from management updates regarding its activities in these areas and recommending areas for improvement; and

•
reporting, together with management, on an annual basis to the Board on (a) the Company’s strategies in light of the overall risk profile of the Company, (b) the nature and magnitude of the significant risks the Company is exposed to, (c) the processes, policies, procedures and controls in place to manage or mitigate the significant risks, and (d) the overall effectiveness of the enterprise risk management process.

Our Risk Committee operates under a written charter, which requires the Risk Committee to conduct a self-evaluation annually. The Risk Committee also reviews and assesses the adequacy of its charter annually and recommends any proposed changes to the Board for its consideration. In 2025, the Risk Committee met four times.
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Communications with the Board of Directors
Stockholders or other interested parties wishing to communicate with the Board, the Chair, the independent directors as a group or any individual director may do so by writing to: Corporate Secretary, c/o Payoneer Global Inc., 195 Broadway, 27th Floor, New York, NY 10007.
All communications will be promptly forwarded to the appropriate director(s). Such items that are unrelated to a director’s duties and responsibilities as a Board member may be excluded by our corporate secretary department, including, without limitation, solicitations and advertisements, junk mail, product-related communications, job referral materials and resumes, surveys, and material that is determined to be illegal or otherwise inappropriate.
Stockholders may recommend a candidate to the Board by following the procedures for communicating with the Board described above. The Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner as other director candidates.
Code of Conduct and Ethics
The Company maintains a Code of Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior officers. The full text of our Code of Conduct and Ethics is available in the Governance section of our website at https://investor.payoneer.com/governance/governance-documents. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. We intend to disclose future amendments to our Code of Conduct and Ethics, and any waivers of such code, on our website set forth above.
Insider Trading Policy
The Company maintains an Insider Trading Policy and procedures governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees, which is designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. In addition, we comply with applicable securities laws, including insider trading laws, when engaging in transactions in our securities. A copy of the Company’s Insider Trading Policy has been filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K, filed with the SEC on February 26, 2026.
Options Awards Timing Policies and Practices
It is the Compensation Committee’s practice to grant ordinary course equity awards related to our annual compensation cycle on or around the Compensation Committee’s regularly scheduled meeting held in February of each year. At the Compensation Committee meeting, the Compensation Committee approves, or recommends to the Board, as applicable, each NEO’s equity award, including any portion of each NEO’s annual equity award that will be granted as stock options (if any).
The Company does not grant option awards in anticipation of the release of material non-public information, and we do not time the release of material non-public information based on option award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material non-public information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the timing of our option award grants, in the event material non-public information becomes known to the Compensation Committee prior to granting an option award, it will take the existence of such information into consideration and use its business judgment to determine whether to delay the grant of equity to avoid any impression of impropriety.
During 2025, we did not grant options to any NEOs.
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Stockholder Outreach
We greatly value the input of our stockholders. We meet quarterly with many of our top stockholders following the release of our quarterly earnings results. In addition, we have many points of interaction with investors, including holding investor calls, attending investor conferences, hosting investors at our headquarters, and visiting investors at their offices.
In October 2025, we reached out to ten of our top twenty-five stockholders, representing approximately 35% of total shares outstanding at the time, and subsequently participated in meetings with five stockholders who expressed interest in meeting with us, who held approximately 26% of total shares outstanding at the time, to hear their perspectives on our business and our corporate governance practices. During these meetings, we learned that our stockholders are supportive of our general approach and philosophy with respect to governance and compensation matters, and of the amendments to our Certificate of Incorporation that were approved by stockholders at our 2025 Annual Stockholder Meeting and the amendments subsequently made to our Bylaws, as applicable, (i) to phase out the classification of the Board of Directors and to provide for the annual election of directors by 2028; (ii) to eliminate supermajority voting requirements for amending the Certificate of Incorporation and Bylaws; and (iii) to change the voting standard for the election of directors in uncontested elections from a plurality voting standard to a majority of votes cast standard. Engaged stockholders also appreciated changes made to our executive compensation programs in 2025 to introduce performance-based restricted stock units as a portion of long-term equity incentive awards for senior executives.
We and our Board of Directors (and its committees) value and consider stockholders’ feedback in reviewing our corporate governance or executive compensation practices.
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Report of the Audit Committee of the Board of Directors
In connection with the Company’s December 31, 2025 consolidated financial statements, the Audit Committee reviewed and discussed the audited financial statements and the effectiveness of internal control over financial reporting with management and the specific disclosures contained in the Company’s Annual Report on Form 10-K, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, discussed with Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm (“PwC”), the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and considered the compatibility of non-audit services with PwC’s independence. The Audit Committee also reviewed written disclosures and the letter from PwC as required by applicable requirements of PCAOB regarding such independent accountant’s communications with the Audit Committee concerning independence and has discussed the independence with the accountant. The Audit Committee met seven times during 2025.
Based on the review and discussions discussed above, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.
THE AUDIT COMMITTEE
Susanna Morgan (Chair)
Barak Eilam
Pamela H. Patsley
Rich Williams
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Proposal No. 2: Ratification of the Selection of the Independent Registered Public Accounting Firm for Payoneer
On February 24, 2026, the Audit Committee selected and approved Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited (“PwC”), as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. PwC has served as our independent registered public accounting firm since 2005. Representatives of PwC plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders. They will have the opportunity to make a statement if they desire to do so.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as the Company’s independent registered public accounting firm. However, the Board and the Audit Committee are submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.
Independent Registered Public Accounting Firm
The following is a summary of the fees and services provided by PwC to the Company for fiscal years 2025 and 2024:
	Fiscal Year Ended December 31,
Description of Services Provided by PwC	2025	2024
Audit Fees(1)	$1,633,360	$1,568,000
Audit Related Fees	$8,000	$8,000
Tax Fees	$221,153	$282,884
All Other Fees	$4,000	$23,000
TOTAL	$1,866,513	$1,881,884
(1) Audit fees for PwC for 2025 and 2024 were for professional services rendered for the audits of our financial statements and the effectiveness of internal control over financial reporting as of December 31, 2025 and December 31, 2024, review of interim financial statements and services that were provided by PwC in connection with statutory and regulatory filings or engagements.
The Audit Committee or delegate thereof pre-approves the scope of the audit, audit-related and tax services provided by our independent registered public accounting firm, as well as associated fees and terms, pursuant to pre-approval policies and procedures established by the Audit Committee. The Audit Committee reviews the independent registered public accounting firm’s qualifications, performance and independence on an annual basis.
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Vote Required
The affirmative vote of the holders of a majority of the votes cast will be required for the ratification of the selection of the independent registered public accounting firm. Abstentions will have no effect on this Proposal No. 2.
The Board of Directors recommends
a vote “FOR” proposal no. 2.
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Other Information Related to Payoneer,
the Directors and Executive Officers
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of February 28, 2026, by:
•
each person whom we know to own beneficially more than 5% of our common stock;

•
each of our directors, nominees and named executive officers individually; and

•
all of our directors and executive officers as a group.

In accordance with the SEC rules, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable and restricted stock units that vest within 60 days of February 28, 2026. Shares issuable pursuant to stock options or restricted stock units are deemed outstanding for computing the percentage of the person holding such options or restricted stock units but are not outstanding for computing the percentage of any other person. The percentage ownership of our common stock in the “Shares Beneficially Owned” column in the table is based on 343,930,096 shares of our common stock issued and outstanding as of February 28, 2026.
Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. The information on beneficial ownership in the table is based upon the Company’s records and the most recent Form 3, Form 4, Schedule 13D or Schedule 13G filed by such person or entity.
Unless otherwise indicated, the mailing address of each of the stockholders below is c/o Payoneer Global Inc., 195 Broadway, 27th Floor, New York, NY 10007. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
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	Shares Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
5% and Greater Stockholders:
Certain funds and accounts of BlackRock(1)	37,756,685	10.98%
Certain funds and accounts of TCV(2)	34,202,250	9.94%
Certain funds and accounts of Susquehanna Growth Equity(3)	22,403,628	6.51%
Certain funds and accounts of Vanguard(4)	33,881,608	9.85%
Current Named Executive Officers, Directors and Nominees:
John Caplan	2,455,979	*
Bea Ordonez	840,405	*
Tsafi Goldman	653,840	*
Sharda Caro del Castillo	62,884	*
Amir Goldman(5)	2,767,445	*
Christopher (Woody) Marshall(2)	—	—
Susanna Morgan	40,278	*
Pamela H. Patsley	151,790	*
Rich Williams	146,763	*
Barak Eilam	5,710	—
All executive officers and directors as a group (10 persons)	7,125,094	2.06%
* Represents less than 1% of Payoneer’s outstanding common stock.
(1) Consists of 37,756,685 shares of common stock held by BlackRock, Inc., a parent holding company or control person for the following entities: BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors (over 5%), BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, SpiderRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., and BlackRock Fund Managers Ltd. The address for Blackrock, Inc. is 50 Hudson Yards, New York, NY 10001.
(2) Consists of 24,327,775 shares of common stock held by TCV VIII, L.P., 6,560,434 shares of common stock held by TCV VIII (A), L.P., 1,510,960 shares of common stock held by TCV VIII (B), L.P. (TCV VIII, L.P., TCV VIII (A), L.P., and TCV VIII (B), L.P., the “TCV VIII Funds”), 1,797,947 shares of common stock held by TCV Member Fund, L.P. (the “Member Fund”) and 5,134 shares of common stock held by TCV VIII Management, L.L.C. (“TCV VIII Management”). Technology Crossover Management VIII, Ltd. (“Management VIII”) is the sole general partner of Technology Crossover Management VIII, L.P. (“TCM VIII”), which in turn is the sole general partner of the TCV VIII Funds. Management VIII is a general partner of the Member Fund. Each of the entities holding shares has the sole power to dispose or direct the disposition of the shares of common stock that it holds directly and has the sole power to vote or direct the vote of such shares. Management VIII, as the ultimate general partner of the TCV VIII Funds and Member Fund, may be deemed to have the sole power to dispose or direct the disposition of the shares held by the TCV VIII Funds and Member Fund and have the sole power to direct the vote of such shares of common stock. TCM VIII, as the direct general partner of the TCV VIII Funds, may also be deemed to have sole power to dispose or direct the disposition of the shares of common stock held by the TCV VIII Funds and have the sole power to direct the vote of such shares of common stock. Christopher (Woody) Marshall, a Class A Director of Management VIII, a Member of TCV VIII Management and a limited partner of both TCM VIII and the Member Fund, serves as a director of Payoneer. The address for each of these entities and Mr. Marshall is c/o TCV, 250 Middlefield Road, Menlo Park, California 94025.
(3) Consists of 14,882,267 shares of common stock held by SIG Growth Equity Funds Limited Partnership, LLLP (“SIG”) and 7,521,361 shares of common stock held by Susquehanna Growth Equity Fund V, LLLP (“SGE V”). The address for each of these entities is 401 City Avenue, suite 220, Bala Cynwyd, PA 19004. Amir Goldman, a director of Payoneer, is affiliated with Susquehanna Capital Management, LLC (“SGE Management”), which provides investment advisory services to the SGE Funds. In such capacity, SGE Management has voting and dispositive power over such shares.
(4) Consists of 33,881,608 shares of common stock held by The Vanguard Group, an investment adviser. The address for this entity is 100 Vanguard Blvd., Malvern, PA 19355. Pursuant to a Schedule 13G filed by the holder after the reference date of the above table, The Vanguard Group, Inc.
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disclosed that it went through an internal realignment on January 12, 2026, and subsequently The Vanguard Group reported 0 beneficial holdings and certain subsidiaries will report beneficial ownership separately.
(5) Consists of 2,757,860 shares of common stock held by a family limited partnership of which Mr. Goldman is a general partner.
Information about Our Executive Officers
The following table sets forth certain information concerning our executive officers as of the date of this Proxy Statement:
Name	Age	Position
John Caplan	56	Chief Executive Officer and Director
Bea Ordonez	53	Chief Financial Officer
Tsafi Goldman	60	Chief Legal & Governance Officer and Corporate Secretary
John Caplan. Mr. Caplan’s biography can be found on page 3 of this Proxy Statement with the biographies of the other members of the Board. Biographies for our other executive officers are below.
Bea Ordonez. Ms. Ordonez has served as the Chief Financial Officer of Payoneer since March 2023, after joining the Company as Deputy Chief Financial Officer in January 2023. From 2022 to 2023, Ms. Ordonez was Chief Innovation Officer of Webster Bank (NYSE: WBS). From 2021 to 2022, Ms. Ordonez served as Chief Financial Officer and Executive Vice President of Sterling National Bank (NYSE: STL, prior to its acquisition by Webster Bank). Prior to joining Sterling National Bank, from 2015 to 2021, Ms. Ordonez was Chief Financial Officer of OTC Markets Group (OTCQX: OTCM), a company that operates regulated financial markets for U.S. and global securities. From 2006 to 2015 Ms. Ordonez served as COO and Managing Director of Convergex, a global financial services firm (since acquired by Cowen (NASDAQ: COWN)) providing execution, trading, prime brokerage, clearing and other services to institutional investors and counterparties. Earlier in her career, Ms. Ordonez served as Chief Financial Officer of G-Trade, a broker-dealer providing electronic access to global equities markets and held roles as a tax consultant with PricewaterhouseCoopers as well as with Arthur Andersen. Ms. Ordonez has a Bachelor of Laws (LLB) from the University of Nottingham and is a member of the Institute of Chartered Accountants in England and Wales.
Tsafi Goldman. Ms. Goldman has served as the Chief Legal & Regulatory Officer of Payoneer since 2019, and as Chief Legal & Governance Officer since 2025. She is responsible for the legal, regulatory and corporate governance aspects of Payoneer’s business activities and operations, management of the Company’s in-house team of lawyers, the Company’s Enterprise Risk Management and Organizational Resiliency teams, the Global Entities & Licensing Office and since 2025 the Company’s acquired licensed entity in China. Ms. Goldman joined Payoneer in 2015. Ms. Goldman’s experience includes a large range of commercial, corporate and private equity legal work, representing early-stage and growth companies, as well as expertise in payments services, governance and regulation. Prior to joining Payoneer, Ms. Goldman was a partner at CBLS Law Offices from 2004 to 2014, a boutique Tel Aviv law firm, where Payoneer was one of her clients. Ms. Goldman held various positions in leading law firms, focusing on the high-tech and bio-med sectors, as well as in-house roles at Israel Chemicals group (ICL) and ECI Telecom from 1996 to 1998. Ms. Goldman has a Bachelor of Laws (LLB) from Tel Aviv University.
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Compensation Discussion and Analysis
Overview
This CD&A describes our executive compensation philosophy, processes, objectives and the material elements of our compensation program for our “named executive officers” or “NEOs” for fiscal year 2025 who are named in the “Summary Compensation Table.” This CD&A should be read together with the compensation tables and related disclosures set forth below.
In 2025, our NEOs and their positions were as follows:
•
John Caplan, our Chief Executive Officer;

•
Bea (Beatrice) Ordonez, our Chief Financial Officer; and

•
Tsafi Goldman, our Chief Legal & Governance Officer.

Executive Summary
Business
Payoneer is a financial technology company purpose-built to enable the world’s small and medium-sized businesses to grow and operate their businesses around the world by reliably and securely connecting them to the global digital economy.
Payoneer serves nearly 2 million active customers located in more than 190 countries and territories and operating in a wide variety of industries. Customers include goods exporters selling cross-border to consumers and other businesses, services companies exporting their capabilities to international clients, independent professionals, creators, and contractors capitalizing on the digitization of the workplace and remote work, vacation rental hosts, and businesses working with suppliers and vendors from different countries in different currencies. Payoneer’s customers sell their goods or services either via a marketplace or directly to other businesses (B2B), and/or to customers via webstores.
Payoneer’s financial stack enables customers to access global demand and supply, pay and get paid, and manage their cross border and other needs. Our financial stack provides a full suite of cross-border accounts receivable (AR) and accounts payable (AP) capabilities, including multi-currency account capabilities and services such as funds management, expense management, workforce management and working capital. The Company leverages close to 100 banking and payment service providers globally to support transactions in over 7,000 trade corridors and enable same-day and real-time settlement in over 150 countries. Payoneer’s core value proposition is that we remove the complexity and barriers of doing business across borders for our customers. With a multi-currency Payoneer Account, businesses around the world can serve and transact with their overseas customers, suppliers, vendors, and partners as if they were local.
Fiscal 2025 Business Highlights
In fiscal year 2025, we delivered another strong year of financial performance and execution. Highlights from the year ended December 31, 2025 include:
•
Revenue of $1,053 million, an increase of 8% year-over-year, or 14% when excluding interest income. Revenue growth was driven by certain monetization initiatives, continued adoption of our high value services and ongoing growth in high value regions.

•
Volume of $87.5 billion, an increase of 9% year-over-year, driven by growth in volumes processed for enterprise partners, including in the travel segment, strong growth in volume from B2B SMBs, and continued growth in volume from SMBs selling on marketplaces.

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•
Operating cash flow of $234 million, an increase of $57 million compared to 2024.

•
Share repurchases of $175 million, at a weighted average price of $6.41, compared to repurchases of $137 million in 2024.

For additional information related to 2025 performance, please refer to our Annual Report on Form 10-K filed with the SEC on February 26, 2026.
The 2025 Stockholder Advisory Vote on Executive Compensation
At our 2025 annual meeting of stockholders, we conducted an advisory vote on executive compensation (a “say-on-pay vote”). Approximately 93% of the shares represented and entitled to vote on our 2025 say-on-pay vote (excluding broker non-votes) approved, on an advisory basis, the compensation of our NEOs.
Our Compensation Committee considers the result of our say-on-pay votes in determining NEO compensation. Based in part on the strong level of support for our executive compensation philosophy, program, and practices demonstrated by the result of last year’s say-on-pay vote, our Compensation Committee decided to continue the implementation of our compensation philosophy and further emphasize our commitment to align the interests of our NEOs with those of our stockholders. One enhancement made to our compensation program in 2025 was the introduction of performance-based restricted stock units (“PSUs”) into our annual equity grant cycle for executives, as described below in the section titled “Equity Incentive Awards”.
We value the opinions of our stockholders. Our Compensation Committee will consider the outcome of this year’s say-on-pay vote, as well as feedback received throughout the year, when making compensation decisions for our NEOs going forward. Please see a summary of our stockholder outreach in 2025 on page 13 of this proxy statement.
Compensation Philosophy, Objectives and Elements of Executive Compensation
Our executive compensation program aims to achieve the following main objectives:
•
provide market-competitive compensation opportunities to attract, retain and reward highly qualified executives who have the skills and leadership necessary to drive the long-term success of the Company;

•
provide incentives that hold our executives accountable for company performance and incentivize the achievement of our key performance goals; and

•
align our executives’ interests with those of our stockholders through equity-based compensation tied to key annual performance drivers, with the introduction of our PSUs, and to long-term stockholder value, and by linking their cash incentives to our annual performance.

We aim to provide a compensation package to each of our NEOs that emphasizes pay-for-performance, and is both externally competitive relative to the market and internally equitable within our organization. We believe that a strong performance-based culture is crucial to our long-term success, and our executive compensation program is designed to reinforce accountability for performance and value creation.
Consistent with our pay-for-performance philosophy, and to align our NEOs’ interests with those of our stockholders, a substantial portion of our NEOs’ compensation is variable and “at-risk” consisting of annual bonus awards and long-term equity awards. Annual and long-term incentive outcomes are tied to the achievement of rigorous corporate and financial performance goals, and a significant portion of this “at-risk” compensation is delivered in the form of equity awards, including PSUs, the value of which is ultimately realized based on Company performance and changes in our stock price over time.
Our executive compensation program design includes a mix of three key compensation elements — (i) base salary, (ii) annual cash bonuses and (iii) long-term equity incentive awards. We also provide our executive officers with benefits available to all employees, including participation in broad-based retirement and employee benefit plans.
In certain circumstances where appropriate, we provide sign-on bonuses for newly hired employees, including previously in some cases to NEOs, based on individual circumstances and competitive considerations, typically to
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replace compensation forfeited from a prior employer. Such bonuses are also generally subject to repayment if the employee leaves prior to a specified period of time.
The below chart summarizes the three main elements of our executive (including NEOs) compensation program, their objectives and key features.
Element	Objectives	Key Features
Base Salary	• Provides competitive compensation to attract and retain executive talent. • Provides a secure base of guaranteed income for services rendered.
•
Set when the executive is initially employed (or promoted) and then generally reviewed annually and determined by the Compensation Committee based on individual performance and informed by market data obtained from the Compensation Committee’s independent compensation consultant.

Annual Bonus	• Incentivizes and rewards achievement of our key business objectives. • Aligns management and stockholder interests by linking pay to performance through key financial metrics of the Company.
•
A target annual bonus is set for each executive when such executive is initially employed (or promoted) and then reviewed annually by the Compensation Committee based upon role scope, organizational impact, and competitive market practices.

•
Actual bonus amounts paid are dependent upon funding of the Company bonus pool contingent upon achievement of specific corporate performance objectives aligned with our strategic priorities and individual performance, generally determined by the Compensation Committee.

Long-Term Incentive Equity
•
 Incentivizes long-term company performance and value creation.

•
 Aligns management and stockholder interests by linking pay to our corporate performance and the performance of our stock.

•
Attracts highly-qualified executives and encourages their continued employment over the long-term through multi-year vesting and ownership alignment.

•
Newly hired executive officers are eligible to receive a sign-on equity grant.

•
Annual equity awards are generally granted during the first quarter of the year.

•
 Individual equity awards are determined based on a number of factors, including Company and individual performance and market data obtained from the Compensation Committee’s independent compensation consultant.

We do not have formal policies for allocating compensation among salary, annual bonus awards and equity grants; short-term and long-term compensation; or cash and non-cash compensation. Instead, the Compensation Committee establishes an annual compensation program for executives, including NEOs, designed to support our executive compensation objectives and corporate strategy. In doing so, the Compensation Committee considers external market practices among peer companies (as provided by the Compensation Committee’s independent compensation consultant), individual and Company performance, and internal equity, and exercises judgment to determine compensation it believes is appropriate to achieve our executive compensation objectives. A significant portion of each NEO’s annual total target compensation is performance-based, consisting of annual bonus opportunities and long-term equity awards, to align executive incentives with Company performance, stockholder interests, and our corporate goals.
Executive Compensation Practices
Our executive compensation program and practices are designed to reinforce our pay for performance philosophy and incorporate the following corporate governance best practices designed to protect the interests of our
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stockholders. As we continue to mature as a public company, we will continue to evaluate our compensation program relative to our market peers.
What We do	What We Don’t Do

☑
Pay-for-Performance Philosophy. We align pay and performance by awarding a substantial portion of the compensation paid to our executives in the form of variable, “at-risk” performance-based compensation linked to achievement of rigorous performance goals and long-term shareholder value.

☑
Balanced Short-Term and Long-Term Compensation. We design our compensation programs to balance short-term performance with long-term value creation.

☑
Retain an Independent Compensation Committee. Our Compensation Committee is comprised solely of independent directors with extensive industry experience and engages an independent compensation consultant to assist with compensation benchmarking and other guidance.

☑
Conduct Annual Compensation Review. The Compensation Committee conducts a review at least annually of our executive compensation philosophy and strategy, including a review of the compensation peer group used for benchmarking purposes and a resulting annual compensation market assessment from its independent compensation consultant.

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Stock Ownership. Our stock ownership guidelines require our executive officers and non-employee directors to own a significant amount of Payoneer equity to further align their interests with those of our shareholders.

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Clawback Policy. Our compensation recoupment policy is designed to comply with applicable law.

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No Special Executive Retirement Plans. We do not offer pension arrangements or retirement plans or arrangements with our NEOs that are different from or in addition to those offered to our other employees.

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No Excise Tax “Gross-Ups”. We do not provide any “gross-ups” for excise taxes that our employees might owe as a result of the application of Sections 280G or 4999 of the IRC.

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No Excessive Perks. We do not provide any excessive perquisites to our NEOs.

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Do Not Permit Hedging or Pledging. We prohibit directors and employees, including our NEOs, from hedging or pledging Payoneer securities unless approved by the Chief Legal Officer in limited circumstances.

Executive Compensation Process -
Role of the Compensation Committee, Management and the Board
The Compensation Committee is appointed by our Board of Directors and oversees our compensation policies, plans and programs with the goal of attracting, incentivizing and retaining top-quality executive management and employees. The Compensation Committee is responsible for reviewing and determining all compensation paid to our executive officers, including our NEOs, and also reviews our compensation practices and policies as they relate to risk management and advises our Board of Directors on CEO compensation. Our Compensation Committee consists solely of independent members of the Board of Directors.
The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines the principal components of compensation (base salary, annual bonus and long-term incentive equity awards) for our executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation. The Compensation Committee does not maintain a formal policy regarding the timing of equity awards to our executive officers, however, it is the Compensation Committee’s practice to grant ordinary course
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annual equity awards on or around the day of the Compensation Committee’s regularly scheduled meeting held in February of each year.
Our CEO evaluated and provided the Compensation Committee with performance assessments and compensation recommendations with respect to executive officers other than himself. While the CEO discussed his recommendations with the Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own performance and compensation. The Compensation Committee discusses and makes final determinations with respect to executive compensation matters without the CEO present during discussions of his compensation. From time to time, various other members of management, including the Chief People Officer, and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in the Compensation Committee meetings.
Compensation Consultant’s Role in Determining Compensation
During 2025, the Compensation Committee continued to engage Compensia, its independent compensation consultant, to assess executive pay levels relative to comparable companies. Compensia provided the Company with a study that reviewed the compensation levels (base salary, target bonus, target total cash compensation, annual equity grant values and resulting target total direct compensation) and short- and long-term incentive plan structures at Payoneer as compared to compensation levels at a set of peer companies that are further described below. Based in part on that analysis, the Compensation Committee discussed and determined the cash and equity compensation for Payoneer’s executive officers, including the NEOs.
Fiscal 2025 Peer Group Companies
Compensia proposed a group of peer companies for purposes of comparing our executive compensation program against the competitive market in 2025. The Compensation Committee considered this competitive market assessment by Compensia, which was based on the peer group companies listed below, to better understand the competitive market for executive talent for purposes of compensation decisions by the Compensation Committee.
The companies in the compensation peer group listed below were selected on the basis of their similarity to us in terms of industry and financial characteristics, as determined by using the following general criteria: (i) headquartered in the U.S. and publicly traded on a major U.S. exchange; (ii) Fintech and transaction/payment processing and broader SaaS/Software businesses; (iii) largely similar scale of revenue with positive revenue growth; and (iv) largely similar scale of market capitalization; with additional refinement criteria including but not limited to: growth, similar-stage public listing timing, identified labor competitors and consideration of third-party proxy advisory firm peer sets for Payoneer. In 2025 we made certain adjustments to the peer group compared to the previous year based on size, value, industry and business focus, public listing stage, or acquisition of the listed peers. Model N and Nuvei were removed from our peer group from 2024 to 2025 due to their acquisitions. Bill.com and Pagaya Technologies were added to our peer group for 2025 based on review of the criteria described above.
AvidXchange (NASDAQ: AVDX)	EVERTEC (NYSE: EVTC)	Pagaya Technologies (NASDAQ: PGY)	Repay Holdings (NASDAQ: RPAY)
Bill.com (NYSE: BILL)	Flywire (NASDAQ: FLYW)	Paymentus Holdings (NYSE: PAY)	Shift4 Payments (NYSE: FOUR)
BlackLine (NASDAQ: BL)	LendingClub (NYSE: LC)	Phreesia (NYSE: PHR)	SPS Commerce (NASDAQ: SPSC)
Enova International (NYSE: ENVA)	Marqeta (NASDAQ: MQ)	Q2 Holdings (NYSE: QTWO)	Upstart Holdings (NASDAQ: UPST)
EverCommerce (NASDAQ: EVCM)	nCino (NASDAQ: NCNO)	Remitly Global (NASDAQ: RELY)	Zuora (NYSE: ZUO)
In setting each NEO’s compensation, our Compensation Committee did not target pay based on arriving at any specific percentile of market data; nor are compensation decisions made by using a formulaic approach or any specific benchmarking with respect to the peer group data. Rather, the Compensation Committee considered the peer group data from Compensia for each annual compensation element to obtain a better understanding of the practices of our compensation peers. The Compensation Committee then relied on its judgment, taking into account the market data provided along with a range of qualitative factors (e.g., individual and company
24	| 2026 Proxy Statement

performance, individual impact and scope of role, tenure, location, existing equity retention hold, our available cash and equity budgets, and internal pay parity considerations), to set an executive officer’s compensation.
Analysis of Fiscal 2025 Compensation
Compensation Elements Overview -
The 2025 executive compensation program consisted of the following elements: base salary, short-term incentive compensation in the form of an annual cash bonus and long-term equity incentive compensation in the form of time-vesting restricted stock units and performance-based restricted stock units. Each element is intended to reward and motivate our NEOs in a manner consistent with our overall compensation philosophy. Each of the above-described compensation elements for our NEOs for fiscal 2025 is discussed in detail below.
Base Salary -
Base salary represents the fixed portion of the compensation of our NEOs and is an important element of compensation intended to attract and retain highly-talented individuals. Generally, we use base salary to provide each NEO with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.
Generally, we establish the initial base salaries of our NEOs through arm’s-length negotiation at the time we hire the individual, taking into account his or her position, qualifications, experience, prior salary level (if legally permissible), location, and the base salaries of our other NEOs. Thereafter, the Compensation Committee annually reviews the base salaries of our NEOs as part of the ongoing compensation review process, with input from our CEO (except with respect to his own base salary) and makes adjustments as it determines to be reasonable and necessary to reflect the scope of a NEO’s role, performance, individual contributions and responsibilities, position in the case of a promotion, and market conditions.
In February 2025, the Compensation Committee reviewed the base salaries of our executive officers, taking into consideration the competitive market analysis prepared by the independent compensation consultant, as well as the other factors described in the section above. Following this review, the Compensation Committee approved base salary increases for John Caplan, Bea Ordonez and Tsafi Goldman based on their performance and other factors listed above and to bring their base salaries to levels more competitively aligned with similarly-situated executives in our peer group companies. The table below sets forth the 2025 and 2024 base salary for each of our NEOs.
Named Executive Officer	2024 Base Salary	2025 Base Salary
John Caplan	$515,000	$535,000
Bea Ordonez	$475,000	$495,000
Tsafi Goldman	$425,000	$442,000
Cash Incentive Compensation -
Our annual cash bonus awards provide incentive compensation that is specifically designed to motivate our NEOs to achieve pre-established, company-wide priorities approved by the Compensation Committee and to reward them for results and achievements in a given year. The annual target bonus opportunities for our NEOs are generally determined by the Compensation Committee each year and are expressed as a percentage of each individual’s annual base salary. The target bonus opportunities approved for and amounts earned by our NEOs for 2025 were as set forth under “2025 Annual Bonus Decisions”.
2025 Annual Bonus Goal Setting
The performance goals and objectives under our annual bonus program were approved by our Compensation Committee during the first quarter of the applicable fiscal year. The performance metrics and related targets against
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which performance is measured are generated through our annual budget and strategic planning process. For 2025, the Compensation Committee determined that the performance goals that would drive funding of our annual company bonus pool, including amounts to be earned by our NEOs, would be 75% based on revenue excluding interest income and 25% based on Adjusted EBITDA excluding interest income. The Compensation Committee also approved the threshold, target, and maximum performance levels for each metric used to determine funding of the annual Company bonus pool, as summarized in the table below. The Compensation Committee retained discretion to adjust each NEO’s actual bonus based on review of individual performance.
Measure	Weight	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
Revenue excluding interest income $(M)	75%	$775	$850	$890
Adjusted EBITDA excluding interest income $(M)	25%	$20	$60	$100
As part of the Compensation Committee annual compensation review cycle in February 2025, the Compensation Committee approved an increase in the bonus target of Ms. Goldman from 75% to 85% of her base salary.
2025 Annual Bonus Decisions
In February 2026, the Compensation Committee reviewed our actual performance and determined both the overall funding of the cash bonus pool and the individual amounts to be paid to our NEOs, other members of our executive management and employees. The Compensation Committee reviewed our actual performance for fiscal 2025. The Company achieved 96.61% of our revenue excluding interest income target for the year, and 66.75% of the Adjusted EBITDA excluding interest income target for the year, resulting in an overall funding level of 79.35% of target based on our corporate performance on these metrics. In assessing the outcome based on these metrics, the Compensation Committee determined to fund the annual company bonus pool at an overall level of 87.28% of target to provide the ability to (1) factor adjustments to individual bonus payouts for individual performance ratings, in addition to overall corporate performance on plan metrics, (2) reflect the Company’s strong performance on other key strategic and operational objectives, (3) support differentiation and retention among strong and top performers across the broader employee population, and (4) maintain competitive and equitable bonus outcomes, in a year of global market uncertainties.
The Compensation Committee next determined annual bonus payouts for our executive officers, including the NEOs. The Compensation Committee differentiated individual bonus outcomes for NEOs based on both Company performance and individual contributions and leadership. In conducting this review, the Committee evaluated each executive officer, including each of the NEO’s (1) contributions to the Company’s 2025 results and leadership of critical business initiatives, (2) execution against strategic priorities, and (3) impact on operational and financial performance. Based on this assessment, the Committee determined awards commensurate with individual
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contributions and leadership during the year. The target bonus opportunities approved for, and the actual amounts paid to, our NEOs for the 2025 annual bonus are set forth below.
Named Executive Officer	2025 Target Bonus Opportunity (% of Base Salary)	2025 Target Bonus Opportunity ($ Value)	2025 Bonus % Funded (% of Target Bonus)(1)	2025 Bonus % Funded ($ Value)	2025 Actual Bonus Earned(1)	2025 Actual Bonus earned as an approximate % of Target(1)	Committee Discretion Rationale(1)
John Caplan	100%	$535,000	87.28%	$466,948	$525,000	98%	Led execution against the
Company’s strategic priorities amid
significant macroeconomic
headwinds, including growth in
higher-value customer segments
and continued expansion of B2B,
Checkout, and Cards.
Improved monetization and
business mix during the year,
strengthening unit economics and
revenue quality while maintaining
execution discipline and
organizational stability, despite
global market uncertainties.
Bea Ordonez	100%	$495,000	87.28%	$432,036	$485,000	98%	Drove improved profitability and
margin performance through
disciplined financial and
operational management.
Assumed expanded responsibility
for the Company’s bank charter and
stablecoin initiatives and operations
functions. Strengthened financial
planning, forecasting, capital
allocation, and operational rigor,
supporting more effective
management and Board decision-
making.
Helped position the Company for
long-term growth while maintaining
balance sheet resilience.
Tsafi Goldman	85%	$375,700	87.28%	$327,911	$370,000	98%	Supported commercial growth and
strategic initiatives by strengthening
global legal, regulatory, and
governance execution.
Assumed expanded responsibility
for the acquired China licensed
entity and related regulatory and
operational execution.
Enhanced governance, disclosure,
and regulatory risk oversight,
improving Board visibility and
decision support.
(1) Aggregate Company bonus pool funding was set at 87.28% of target as described above; the Compensation Committee retains discretion under the program to adjust individual bonus payouts based on its review of individual executive performance.
Equity Incentive Compensation -
We view long-term equity incentive compensation as a critical element of our executive compensation program. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are a direct incentive for our NEOs to create value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market.
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Annual Equity Awards
Long-term incentive compensation opportunities in the form of equity awards are granted to our NEOs, or recommended in the case of the CEO, by the Compensation Committee. As with other elements of compensation, the Compensation Committee determines the amount of long-term incentive compensation for our NEOs as part of its annual compensation review or at the time of hire and after taking into consideration the individual executive officer’s responsibilities and performance, existing equity retention profiles, and our total annual projected equity budget. For annual equity awards to NEOs other than the CEO, the Compensation Committee also takes into account the recommendations of the CEO with respect to appropriate grants and any particular individual circumstances. The amounts of the equity awards are intended to provide competitive long-term incentives and resulting target total direct compensation opportunities that the Compensation Committee believes are reasonable and appropriate, taking into consideration the factors described herein.
During the first quarter of 2025, the Compensation Committee determined to grant our incumbent NEOs long-term incentive compensation opportunities in the form of time-vesting restricted stock units (“RSUs”) that may vest and be settled for shares of our common stock.
Since the value of RSUs fluctuates with any change in the value of the underlying shares, they serve as an incentive that aligns the interests of our NEOs with the long-term interests of our stockholders. The RSUs granted as part of the annual equity grants vest as follows: 25% vest on the first anniversary of the date of grant, and the remaining 75% vest in 12 equal quarterly installments over the following three-year period, in each case subject to the applicable NEO’s continued employment through each vesting date.
In addition, during the first quarter of 2025, based in part on stockholder feedback related to our equity compensation program, and consistent with our commitment to aligning pay and performance, we have introduced a performance-based equity compensation program, in the form of PSUs, as a portion of our long-term equity incentive compensation for our senior executives, including our NEOs (the “PSU Program”). The PSU Program is designed to further align our NEO’s interests with our stockholders in driving long-term company performance and growth in value. These awards are earned contingent upon our achievement of specified performance goals.
PSUs granted as part of the PSU Program are eligible to convert to RSUs based on the Company’s achievement of pre-determined metrics relating to Revenue and Adjusted EBITDA of the Company, both excluding interest income and with equal weight, measured over a one-year performance period (the “Performance Metrics”). Following the Company’s certification of such Performance Metrics after the end of the performance period (the “Certification Date”), the PSUs convert to a number of RSUs that is equal to the number of PSUs issuable based on the Company’s performance against the Performance Metrics, which is set to be between 0% and 200% of the target PSUs awarded. Such RSUs vest as to 25% on the later of the Certification Date and the first anniversary of the date of grant, with the remaining RSUs vesting in 12 equal quarterly installments at the end of each consecutive three-month period thereafter, subject to the applicable NEO’s continued employment through each vesting date.
The table below summarizes the Performance Metrics used for the 2025 PSU Program, their respective weightings, and the threshold, target, and maximum performance levels and associated payout percentages.
Measure	Weight	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
Revenue excluding interest income $(M)	50%	$775	$850	$915
Adjusted EBITDA excluding interest income $(M)	50%	$10	$60	$120
Because of this multi-year vesting requirement, RSUs and PSUs serve our long-term retention objectives since our NEOs generally must remain continuously employed by us through the applicable vesting dates in order to fully vest and earn these RSUs or PSUs, as applicable. Additionally, because of their “full value” nature, RSUs and PSUs deliver the desired grant date fair value using a lesser number of shares than an equivalent stock option grant, thereby enabling us to reduce the dilutive impact of our long-term incentive award mix and use our equity compensation resources more efficiently.
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Equity Awards Granted in 2025
As described above, the Compensation Committee determined in February 2025 that the annual equity awards for 2025 to be granted to NEOs would consist of a mix of time-vesting RSUs and PSUs, with 75% of such equity awards granted as time-vesting RSUs and 25% granted as PSUs that may convert to RSUs based on the achievement of the Performance Metrics, each settled in shares of our common stock. The number of RSUs and PSUs granted to our NEOs as annual awards was determined by the Compensation Committee after considering the factors described herein and above.
Each of our NEOs received annual equity allocations in the form of RSUs and PSUs based on the Compensation Committee’s review of the competitive market data for their respective positions, the size and vesting schedule of the equity awards previously granted to them, existing equity retention profiles, individual performance and impact, scope of role, tenure, internal pay parity considerations and location of executive.
The PSUs under the PSU Program converted on the Certification Date at a rate of 80.41% of the target, resulting in 200,645 RSUs for John Caplan, 95,545 RSUs for Bea Ordonez, and 47,773 RSUs for Tsafi Goldman.
The following table sets forth the equity awards granted to our NEOs in 2025 and the aggregate grant date fair value of the equity awards:
Named Executive Officer	Time-Based RSUs	PSUs(1)	Aggregate Grant Date Fair Value ($)(2)
John Caplan	748,574	249,525	10,539,925
Bea Ordonez	356,464	118,821	5,019,010
Tsafi Goldman	178,232	59,411	2,509,510
(1) Amounts reported represent the target amount of performance stock units (“PSUs”) granted to John Caplan, Bea Ordonez and Tsafi Goldman in February 2025. At the conclusion of the applicable measurement period of such PSUs, in February 2026, the PSUs were converted into 200,645, 95,545, and 47,773 RSUs, respectively.
(2) Amounts reported represent the aggregate grant date fair value of equity awards granted to our NEOs under our 2021 Omnibus Incentive Plan, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification, Topic 718 (“ASC Topic 718”), excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the equity awards in this table are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K. This amount does not reflect the actual economic value that may be realized by the executive officer.
Other Compensation -
Retirement Benefits
We maintain a 401(k) retirement savings plan for our employees in the United States, including Mr. Caplan and Mses. Ordonez and Goldman, who satisfy certain eligibility requirements. Each of these NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees, including matching contributions equal to 100% of the first 4% of the participating employee’s contribution. Mr. Caplan and Ms. Goldman did not participate in the plan in 2025.
Employee Benefits and Perquisites
Other wellbeing and employee-benefit programs are the same for all of our eligible employees, including our NEOs, and our NEOs generally do not receive additional benefits outside of those offered to our other employees. We provided NEOs with certain car service for personal transportation to the office and paid for certain costs related to the NEOs’ security. We provided the security measures for the Company’s benefit because we believe that the scope and costs of the NEOs’ security were appropriate and necessary at the time. We have also paid for
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certain tax advisory services provided to Ms. Goldman, which is our general practice with respect to employees who are relocated from Israel to the U.S., and a home country visit.
Employment Arrangements
We have entered into employment agreements with each of our NEOs, the material terms of which are described below. In addition, each of our NEOs has also agreed to our standard, at-will employment (subject to applicable law), confidential information, and invention assignment provisions. Each of the employment agreements provide for notice or severance benefits, as well as our Change in Control Severance Plan (that applies to one of our NEOs), that are more fully described starting on Page 35 of this proxy statement under the heading “Potential Payments upon Termination or Change in Control”.
John Caplan
On May 24, 2022, a subsidiary of the Company entered into an employment agreement with Mr. Caplan, as amended, that initially provided for his employment as Co-CEO, and as of its February 27, 2023 amendment provides for his employment as CEO (the “Caplan Employment Agreement”). The Caplan Employment Agreement provides for an initial annual base salary of $475,000 per annum and eligibility for an annual performance bonus based on our achievement of targets and milestones as determined by our Compensation Committee, which had a target bonus opportunity of 100% salary. The Caplan Employment Agreement also provided for the grant of (i) 2,000,000 RSUs, that service-vest over a four-year period, (ii) up to a maximum of 2,500,000 RSUs that vest based on both the achievement by the Company of certain stock price targets and satisfying the service-vesting condition requirements and (iii) 500,000 stock options that service-vest over a four-year period. In addition, pursuant to the terms of the Caplan Employment Agreement, Mr. Caplan must give the Company 180 days’ notice in connection with a resignation without Good Reason (as defined in the Caplan Employment Agreement).
Bea Ordonez
On December 18, 2022, a subsidiary of the Company entered into an employment agreement with Ms. Ordonez (the “Ordonez Employment Agreement”) providing for her employment as Deputy Chief Financial Officer and subsequently Chief Financial Officer. The Ordonez Employment Agreement provides for an initial annual base salary of $450,000, an annual incentive bonus with a target equal to 100% of her base salary, a signing bonus of $1,200,000 (subject to repayment if Ms. Ordonez resigned, or is terminated by the Company for “Cause” (as defined in the Ordonez Employment Agreement) prior to the first anniversary of her start date) and participation in certain benefit plans. The Ordonez Employment Agreement also provides for the grant of (i) 1,750,000 RSUs, that service-vest over a four-year period and (ii) up to a maximum of 600,000 RSUs that vest based on both the achievement by the Company of certain stock price targets and satisfying the service-vesting condition requirements. In addition, pursuant to the terms of the Ordonez Employment Agreement, Ms. Ordonez must give the Company 180 days’ notice in connection with a resignation without Good Reason (as defined in the Ordonez Employment Agreement).
Tsafi Goldman
On October 9, 2021, a subsidiary of the Company entered into an amended and restated employment agreement with Ms. Goldman (the “Goldman Employment Agreement”) providing for her employment as Chief Legal and Regulatory Officer (such title was updated to Chief Legal & Governance Officer in 2025). The Goldman Employment Agreement provides for an initial annual base salary of $360,000, an initial annual incentive bonus with a target equal to 50% of her base salary, and participation in certain benefit plans. The Goldman Employment Agreement also provides for certain benefits relating to her relocation to the United States. In addition, pursuant to the terms of the Goldman Employment Agreement, Ms. Goldman must give the Company 180 days’ notice in connection with a resignation.
Clawback
The Company maintains a Compensation Recoupment Policy for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting
30	| 2026 Proxy Statement

requirements under U.S. federal securities laws in accordance with the requirements of Section 10D of the U.S. Securities Exchange Act of 1934, as amended, and Section 5608 of the Nasdaq Listing Rules. A copy of the Compensation Recoupment Policy is filed as Exhibit 97 to our Annual Report on Form 10-K.
Anti-Hedging and Anti-Pledging Policy
Our Insider Trading Policy covers hedging and pledging. Under the policy, employees and directors are prohibited from engaging in any derivative transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities. Employees and directors are prohibited from pledging Company securities, unless otherwise approved by the Chief Legal Officer in limited circumstances.
Stock Ownership Guidelines
In 2024, our Compensation Committee adopted Stock Ownership Guidelines that require our CEO to retain Company shares valued at the equivalent of 5 times his annual base salary, other executive officers to retain the equivalent of one time their annual base salary and Directors to retain the equivalent of three times their annual cash retainer. Only Company shares owned outright, on a net basis, will be considered in determining whether an individual’s target ownership has been met. The executives and directors who are subject to the guidelines must comply with these guidelines within five years of becoming a covered person under the guidelines, or, if later, five years following the adoption date of the guidelines (i.e., February 2029 or later).
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally imposes a $1 million cap on the federal income tax deduction for compensation paid to our “covered employees” during any fiscal year. The Compensation Committee considers several factors in making its decisions and retains flexibility to award compensation even if the compensation is not tax-deductible by us and to modify compensation that was initially intended to be tax deductible if it determines such modifications are consistent with our business needs and compensation philosophy.
Accounting for Stock-Based Compensation
We follow Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (FASB ASC Topic 718) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards based on the grant date “fair value” of these awards.
Compensation Committee Report
Our Compensation Committee has reviewed the Compensation Discussion and Analysis provided above with management. Based on such review and discussion, our Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2025 and this Proxy Statement.
Respectfully submitted by the members of the Compensation Committee of the Board of Directors:
Amir Goldman (Chair)
Christopher (Woody) Marshall
Sharda Caro del Castillo
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Compensation Tables and Other Information
Summary Compensation Table
The following table shows, for the fiscal years ended 2025, 2024 and 2023, compensation awarded to or paid to, or earned by, our NEOs.
Name and Principal Position(1)	Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
		($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
John Caplan Current Chief Executive Officer and Director and former Co-Chief Executive Officer	2025	535,000	525,000	10,539,925	—	107,112	11,707,037
	2024	515,000	600,000	5,410,000	3,263,500	39,330	9,827,830
	2023	475,000	475,000	—	—	900	950,900
Bea Ordonez Chief Financial Officer	2025	495,000	485,000	5,019,010	—	16,622	6,015,632
	2024	475,000	615,000	3,549,000	—	14,664	4,653,664
	2023	415,674	1,800,000	11,704,500	—	14,100	13,934,274
Tsafi Goldman Chief Legal & Governance Officer	2025	442,000	370,000	2,509,510	—	28,695	3,350,205
	2024	425,000	400,000	1,521,000	—	14,664	2,360,664
	2023	400,000	400,000	2,795,000	—	14,100	3,609,100
(1) Amount reflects the base salary in effect and actually paid to each NEO during 2023, 2024 and 2025. Ms. Ordonez’s base salary in 2023 reflects the prorated amount she was paid based on her January 16, 2023 hire date.
(2) Amount reflects bonus received in February 2026 in respect of performance in 2025. For more information, see “Cash Incentive Compensation” above. The amount attributed to Ms. Ordonez’s 2023 bonus reflects a sign-on bonus in addition to her annual bonus.
(3) Amount reflects the full grant-date fair value of RSUs and PSUs in accordance with ASC Topic 718 granted pursuant to the 2021 Plan. For PSUs, the amounts are reported at target, which was the most probable achievement of the applicable performance conditions. The grant-date value of the PSUs assuming maximum achievement (200%) of the applicable performance conditions, was $5,269,968 for Mr. Caplan, $2,509,500 for Ms. Ordonez, and $1,254,760 for Ms. Goldman. In February 2026, at the conclusion of the applicable measurement period of the PSUs granted in 2025, it was determined that 80.41% of the target was obtained. Accordingly, the PSUs granted to Mr. Caplan were converted into 200,645 RSUs; the PSUs granted to Ms. Ordonez were converted into 95,545 RSUs, and the PSUs granted to Ms. Goldman were converted into 47,773 RSUs.
(4) Amount reflects the full grant-date fair value of options granted computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all option awards made to executive officers in Note 22 to our consolidated financial statements in our Annual Report on Form 10-K.
(5) For Mr. Caplan, amounts in respect of fiscal year 2025 reflect costs relating to executive security in the amount of $91,360, personal transportation to the Company’s offices in the amount of $10,850, and life insurance premiums. For Ms. Ordonez, amounts in respect of fiscal year 2025 reflect the company contribution to 401(k) and the cost of life insurance premiums. For Ms. Goldman, amounts in respect of fiscal year 2025 reflect costs relating to a personal trip to her home country, executive security, personal transportation to the Company’s offices, certain tax advisory services generally available to employees who are relocated to the U.S., and life insurance premiums. For more information, see “Employee Benefits and Perquisites” above.
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Grants of Plan-Based Awards
		Estimated Future Payouts Under Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards($)(3)
(a)	(b)	(f)	(g)	(h)	(i)	(l)
John Caplan	2/17/2025	124,763	249,525	499,050	—	2,634,984
	2/17/2025	—	—	—	748,574	7,904,941
Bea Ordonez	2/17/2025	59,411	118,821	237,642	—	1,254,750
	2/17/2025	—	—	—	356,464	3,764,260
Tsafi Goldman	2/17/2025	29,706	59,411	118,822	—	627,380
	2/17/2025	—	—	—	178,232	1,882,130
(1) Represents PSUs which were granted on the dates shown in the table above, and are earned based on the achievement of pre-established performance goals measured over a one-year performance period, and thereafter convert to a number of RSUs that is set to be between 0% and 200% of the target PSUs awarded. Such RSUs vest as to 25% on the later of the date on which the Company determines the level of attainment against the performance metrics and the first anniversary of the date of grant, with the remaining RSUs vesting in 12 equal quarterly installments at the end of each consecutive three-month period thereafter, subject to the applicable NEO’s continued employment through each vesting date.
(2) Represents RSUs which were granted on the dates shown in the table above, and vest as follows: 25% of the RSUs vest on the first anniversary of the grant date and the remaining 75% vest in ratable quarterly installments over the following three-year period such that the award is fully vested four years after the grant date, in each case subject to the executive’s continued service with Payoneer through the applicable vesting dates.
(3) Amount reflects the full grant-date fair value of RSUs and PSUs granted during 2025 computed in accordance with ASC Topic 718.
| 2026 Proxy Statement	33

Outstanding Equity Awards at Fiscal Year-End
		Option Awards(1)				Restricted Stock Unit Awards
Name	Vesting Commencement Date	Numbers of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Unexercisable Options	Option Exercise Price	Option Expiration Date	Numbers of Securities Underlying Unvested Restricted Stock Units(2)	Market or Payout Value of Outstanding Restricted Stock Units(3)	Equity Incentive Plan Awards: Number of Unearned Securities that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Securities That Have Not Vested
			(#)	($)		(#)	($)	(#)	($)
John Caplan	7/1/2022	437,500	62,500	3.98	7/1/2032
	7/1/2022							2,000,000(5)	11,240,000(8)
	7/1/2022					250,000	1,405,000
	2/19/2024	468,125	601,875	5.41	2/19/2034
	2/19/2024					562,500	3,161,250
	2/17/2025					748,574	4,206,986
	2/17/2025							249,525(7)	1,402,331(9)
Bea Ordonez	2/14/2023							400,000(6)	2,248,000(8)
	2/14/2023					546,875	3,073,438
	2/13/2024					393,750	2,212,875
	2/17/2025					356,464	2,003,328
	2/17/2025							118,821(7)	667,774(9)
Tsafi Goldman	2/13/2017	94,000		3.02	2/11/2027
	2/6/2018	112,800		2.80	2/4/2028
	2/13/2019	82,250		2.90	2/13/2029
	3/19/2020	28,200		2.74	3/19/2030
	3/19/2020	42,300		0.01	3/19/2030
	2/5/2021	75,200		7.87	2/3/2031
	9/9/2021							15,000(4)	84,300(8)
	2/22/2022					12,500	70,250
	2/14/2023					156,250	878,125
	2/13/2024					168,750	948,375
	2/17/2025					178,232	1,001,664
	2/17/2025							59,411(7)	333,890(9)
(1) Represents stock option awards which were granted on the dates and in the amounts shown in the table above. 25% of the options vest upon the first anniversary of the grant date or on such other approved date, as applicable, with the remaining 75% vesting in ratable quarterly installments over the following three-year period such that the award is fully vested four years or such other shorter approved period after the grant date, as applicable, in each case subject to the executive’s continued service with Payoneer through the applicable vesting dates.
(2) Represents RSUs which were granted on the dates and in the amounts shown in the table above, and generally vest as follows: 25% of the RSUs vest on the first anniversary of the grant date or on such other approved date and the remaining 75% vest in ratable quarterly installments
34	| 2026 Proxy Statement

over the following three-year period such that the award is fully vested four years or such other shorter approved period after the grant date as applicable, in each case subject to the executive’s continued service with Payoneer through the applicable vesting dates.
(3) Amounts set forth in this column are based on the per share closing price of Payoneer common stock on December 31, 2025, which was $5.62.
(4) Represents RSUs granted on September 9, 2021, which will vest and settle into shares of common stock if, at any time during the 60 months immediately following June 25, 2021, the closing price of a share of the Company common stock is greater than or equal to $17.00 over any 20 trading days within any 30 trading day period, provided that Ms. Goldman remains in continuous service on the applicable vesting date.
(5) Represents RSUs granted on July 1, 2022, which vest upon the achievement of both a time-based vesting condition and a stock price based performance condition as follows: one-fourth satisfied the time-based vesting condition on May 25, 2023 and the remainder will satisfy the time-based vesting condition in 1/16 installments of the total number of RSUs on a quarterly basis thereafter, provided that Mr. Caplan remains in continuous service on each applicable time-vesting date; and the stock price based performance condition will be determined to have been achieved with respect to 500,000 RSUs (up to a maximum of 2,500,000 RSUs) upon the achievement of each of the following target stock prices: $9.00 (achieved in 2024), $11.00, $13.00, $15.00, and $20.00, with the target stock prices only deemed to have been achieved if the closing price is at or above the applicable target stock price for a minimum of 20 out of 30 consecutive trading days within ten years of Mr. Caplan’s start date, subject to Mr. Caplan remaining in continuous service through the achievement of each of the applicable target stock prices.
(6) Represents RSUs granted on February 14, 2023, which vest upon the achievement of both a time-based vesting condition and a stock price based performance condition as follows: one-fourth satisfied the time-based vesting condition on January 16, 2024 and the remainder will satisfy the time-based vesting condition in 1/16 installments of the total number of restricted stock units on a quarterly basis thereafter, provided that Ms. Ordonez remains in continuous service on each applicable time-vesting date; and the stock price based performance condition will be determined to have been achieved with respect to (i) 200,000 restricted stock units upon the achievement of a target stock price of $10.00 (achieved in 2024), (ii) 200,000 restricted stock units upon the achievement of a target stock price of $15.00, and (iii) 200,000 restricted stock units upon the achievement of a target stock price of $20.00, with the target stock prices only deemed to have been achieved if the closing price is at or above the applicable target stock price for a minimum of 20 out of 30 consecutive trading days occurring on or before January 8, 2028, subject to Ms. Ordonez remaining in continuous service through the achievement of each of the applicable target stock prices.
(7) Represents PSUs that were outstanding as of December 31, 2025. The PSUs are earned based on the achievement of pre-established performance goals measured over a one-year performance period, and thereafter convert to a number of RSUs that is set to be between 0% and 200% of the target PSUs awarded. Such RSUs vest as to 25% on the later of the date on which the Company determines the level of attainment against the performance metrics and the first anniversary of the date of grant, with the remaining RSUs vesting in 12 equal quarterly installments at the end of each consecutive three-month period thereafter, subject to the applicable NEO’s continued employment through each vesting date.
(8) Amounts set forth are based on the estimated fair value of the PSUs calculated based on per share closing price of Payoneer common stock on December 31, 2025, which was $5.62.
(9) Amounts set forth in this column are based on the estimated fair value of the PSUs based on achieving target performance goals calculated based on per share closing price of Payoneer common stock on December 31, 2025, which was $5.62.
Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John Caplan	—	—	937,500	7,523,750
Bea Ordonez	—	—	743,750	5,950,438
Tsafi Goldman	96,350	706,058	313,300	2,541,395
Potential Payments Upon Termination or Change in Control
We provide the following severance benefits to our NEOs in the event of a qualifying termination under the terms of their employment agreements, award agreements and/or our Change in Control Severance Plan, as the case may be:
John Caplan
Pursuant to the Caplan Employment Agreement, in the event of the termination of Mr. Caplan’s employment by the Company without “Cause” or by Mr. Caplan for “Good Reason” (each as defined in the Caplan Employment
| 2026 Proxy Statement	35

Agreement), including due to disability, Mr. Caplan will be entitled to, in addition to any accrued amounts and subject to his execution of a release of claims, for 12 months following the effective date of notice of the termination of employment, (i) continuation of his annual base salary, (ii) payment by the Company of the cost of Mr. Caplan’s and his dependents’ participation in Payoneer’s health plan and (iii) continued vesting of any then outstanding equity awards in accordance with such awards’ respective regular vesting schedules (including in the event of death; specifically with respect to the 2025 PSU, 12 months’ worth of PSUs). Mr. Caplan will also be entitled to a pro-rated annual bonus.
Upon the occurrence of a “Change in Control” (as defined in the Caplan Employment Agreement), 50% of any then unvested equity held by Mr. Caplan will accelerate and vest in full. All of Mr. Caplan’s then unvested equity awards will accelerate and vest in full in the event that (i) a Change in Control occurs and the successor company does not assume the outstanding equity awards or (ii) if Mr. Caplan’s employment is terminated by the Company without Cause or he resigns for Good Reason, in each case, within 3 months before to 12 months following a Change in Control.
Specifically with respect to Mr. Caplan’s PSUs granted in 2025 under the PSU Program, in the event of a Change in Control during Mr. Caplan’s employment or within 3 months before to 12 months following a Change in Control (“CiC Protection Period”) and the Change in Control occurs prior to the Certification Date, then (i) the applicable performance goals will be deemed to be achieved at the greater of the actual performance as of the closing of the Change in Control transaction, or at target; 50% of any RSUs received as a result will vest immediately preceding the closing; and the remaining 50% will continue to vest in accordance with their time-vesting schedule. If the Change in Control occurs following the Certification Date, then 50% of the outstanding RSUs will vest immediately preceding the closing, and the remaining 50% will continue to vest in accordance with their time-vesting schedule. If the surviving corporation or the acquiring entity fails to either assume the RSUs that would continue to vest as described in this paragraph, or to provide substitute awards of similar value, then 100% of the RSUs will vest immediately prior to the closing of the Change in Control.
In the event of termination by the Company without Cause or by Mr. Caplan with Good Reason within the CiC Protection Period, unvested RSUs, including RSUs that vest based on the achievement of certain stock price hurdles (after assuming the achievement of the applicable performance or price goals, as the case may be) will be deemed to have been fully satisfied, effective as of the later of Mr. Caplan’s termination or the closing of the Change in Control transaction.
Bea Ordonez
Pursuant to the Ordonez Employment Agreement, in the event of the termination of Ms. Ordonez’s employment by the Company without “Cause” (as defined in the Ordonez Employment Agreement), Ms. Ordonez will be entitled to, in addition to any accrued amounts and subject to her execution of a release of claims, for 12 months following the effective date of notice of the termination of employment, (i) continuation of her annual base salary, (ii) payment by Payoneer of the cost of Ms. Ordonez’s and her dependents’ participation in Payoneer’s health plan and (iii) continued vesting of any then outstanding equity awards in accordance with such awards’ respective regular vesting schedules. Ms. Ordonez will also be entitled to a pro-rated annual bonus. In the event of death or disability, Ms. Ordonez will receive 12 months’ worth of RSUs and PSUs.
Upon the occurrence of a “Change in Control” (as defined in the Ordonez Employment Agreement), 50% of any then unvested equity awards, including those that vest based on the achievement of specified stock price hurdles, held by Ms. Ordonez will accelerate and vest in full. All of Ms. Ordonez’s then unvested equity awards will accelerate and vest in full in the event that (i) a Change in Control occurs and the successor company does not assume the outstanding equity awards or (ii) if Ms. Ordonez’s employment is terminated by the Company without Cause or she resigns for Good Reason, in each case, within 3 months before to 12 months following a Change in Control.
Specifically with respect to Ms. Ordonez’s PSUs granted in 2025 under the PSU Program, the same terms that apply to Mr. Caplan and that are described above will apply to Ms. Ordonez, mutatis-mutandis.
36	| 2026 Proxy Statement

Tsafi Goldman
In the event of the termination of Ms. Goldman’s employment by the Company without “Cause” (as defined in the Goldman Employment Agreement), other than in connection with a Change in Control, in addition to any accrued amounts, Ms. Goldman will be entitled to salary continuation and continued vesting of her outstanding equity awards for 180 days following the effective date of the notice of the termination of employment pursuant to the Goldman Employment Agreement. In the event of death or disability, Ms. Goldman will receive 12 months’ worth of RSUs and 2025 PSUs, and any of her unvested price-target PSUs will fully vest.
Ms. Goldman is participating in the Change in Control Severance Plan described below.
Specifically with respect to Ms. Goldman’s PSUs granted in 2025 under the PSU Program, in the event of a Change in Control that occurs prior to the Certification Date, then the applicable performance goals will be deemed to be achieved at the greater of the actual performance as of the closing of the Change in Control transaction, and target performance, and any RSUs received as a result will continue to vest in accordance with their time-vesting schedule. If the Change in Control occurs following the Certification Date, then the outstanding RSUs will continue to vest in accordance with their time-vesting schedule; provided, that if the surviving corporation or the acquiring entity fails to either assume the RSUs or substitute awards of similar value, then 100% of Ms. Goldman’s RSUs will vest immediately prior to the closing of the Change in Control.
Change in Control Severance Plan
In 2025, the Company adopted a Change in Control Severance Plan for executives, including named executive officers (the “Executive CiC Plan”). Under the Executive CiC Plan, subject to the execution of a participation agreement, participants will receive the following payments and benefits upon a termination by the Company without cause or resignation initiated by the participant for good reason, pursuant to a Change in Control, subject to the participant’s execution of a separation and release agreement: (i) a lump sum cash payment in an amount equal to the sum of the participant’s annual base salary and annual target bonus, (ii) continuation of medical and dental coverage for the participant and his/her eligible dependents at active employee rates for up to twelve (12) months subject to normal COBRA termination rules, and (iii) immediate vesting of any outstanding time-vest equity awards, and with respect to performance awards, (x) the performance conditions shall be treated in accordance with the award agreements applicable to such awards, and (y) the time-vesting condition shall be deemed fully satisfied as of the participant’s termination date.
| 2026 Proxy Statement	37

The Company’s executive officers remain eligible for their existing severance benefits under their employment agreements in the event of a Change in Control, if any, unless and until they execute a participation agreement under the Executive CiC Plan. Mr. Caplan and Ms. Ordonez do not participate in the Executive CiC Plan.
Name	Benefit Description	Termination without cause by Company or for good reason by executive not in connection with a Change in Control	Termination without cause by Company or for good reason by executive in connection with a Change in Control	Change in Control not in connection with Termination without cause by Company or for good reason by executive
		($)	($)	($)
John Caplan	Cash severance or notice pay	535,000	535,000	N/A
	Bonus	525,000	525,000	N/A
	Accelerated or continued vesting of equity awards	16,542,565	21,644,460	10,822,230
	Continuation of health benefits	24,469	24,469	N/A
	Total:	17,627,035	22,728,930	10,822,230
Bea Ordonez	Cash severance or notice pay	495,000	495,000	N/A
	Bonus	485,000	485,000	N/A
	Accelerated or continued vesting of equity awards	6,590,889	10,205,414	5,102,707
	Continuation of health benefits	31,083	31,083	N/A
	Total:	7,601,971	11,216,497	5,102,707
Tsafi Goldman	Cash severance or notice pay	221,000	442,000	N/A
	Bonus	N/A	375,700	N/A
	Accelerated or continued vesting of equity awards	1,113,474	3,232,304	N/A
	Continuation of health benefits	12,468	24,935	N/A
	Total:	1,346,941	4,074,939	N/A
38	| 2026 Proxy Statement

Director Compensation
During 2025, our non-employee directors received annual cash compensation for services provided as directors.
Director Compensation in 2025
The following table presents the total compensation each of our non-employee directors earned during the year ended December 31, 2025.
Director	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
	($)	($)(2)	($)	($)
Avi Zeevi(1)	44,444	—	—	44,444
Barak Eilam	40,050	260,808	—	300,858
Amir Goldman	60,000	199,996	—	259,996
Christopher (Woody) Marshall	43,125(3)	238,347	—	281,472
Rich Williams	87,778(3)	199,996	—	287,774
Pamela H. Patsley	55,000	199,996	—	254,996
Sharda Caro del Castillo	52,500	199,996	—	252,496
Susanna Morgan	65,000(3)	199,996	—	264,996
Scott Galit(1)	—	—	27,200(4)	27,200
(1) Retired from the Board of Directors of Payoneer on June 10, 2025.
(2) Our directors held the following RSUs as of December 31, 2025: Mr. Eilam — 29,154; Mr. Goldman — 46,342; Mr. Marshall — 29,154, Mr. Williams — 57,730, Ms. Patsley — 57,730, Ms. Caro del Castillo — 64,713; Ms. Morgan — 69,778.
(3) Cash retainers due to Mr. Williams, Mr. Marshall and Ms. Morgan in respect of service during 2025 were paid to third party entities.
(4) Reflects $27,200 received in retainer fees in connection with Mr. Galit’s service on the board of a subsidiary of the Company during the year. Mr. Galit received compensation pursuant to the Transition Agreement signed between him and a subsidiary of the Company, as amended from time to time, and not under the Company’s Non-Employee Director Compensation Plan.
Payoneer’s Amended Non-Employee Director Compensation Plan, as updated in 2025, provides non-employee directors with the following annual cash retainers for service on our Board of Directors and its standing committees:
•
a $40,000 annual cash retainer for service as a member of the Board of Directors;

•
an additional $50,000 annual cash retainer for serving as the Chair of the Board of Directors; and

•
the following additional cash retainers for service on the standing committees of the Board of Directors:

•
Audit Committee — $10,000 (or $20,000 as Chair)

•
Compensation Committee — $7,500 (or $15,000 as Chair)

•
Nominating & Corporate Governance Committee — $5,000 (or $10,000 as Chair)

•
Risk Committee — $5,000 (or $10,000 as Chair)

In addition to the cash compensation, the plan provides for an annual equity award of RSUs reflecting a value of $200,000, based on the stock closing price on the date of the Annual Meeting of Stockholders. The annual award vests on the earlier of 12 months from effective date of the grant or the following Annual Meeting of Stockholders, subject to continued service through such date. Directors who were appointed (or revokes a previously effective waiver) between two meetings receive a prorated award based on the appointment date that vests at the following meeting.
| 2026 Proxy Statement	39

Equity Compensation Plan Information
The following table provides certain information with respect to all of our equity compensation plans as of December 31, 2025:
Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	22,794,959 (2)	4.95	33,210,541
Equity compensation plans not approved by stockholders(3)	5,415,323 (4)	2.39	—
Total	28,210,282	2.97	33,210,541
(1) Refers to the Payoneer Global Inc. 2021 Omnibus Incentive Plan and the Payoneer Global Inc. 2021 Employee Stock Purchase Plan.
(2) Includes 1,570,000 options, 20,329,856 restricted stock units and 895,103 performance stock units.
(3) Refers to the Payoneer Inc. 2017 Share Incentive Plan, the Payoneer Inc. 2007 Share Incentive Plan, and the Payoneer Inc. 2007 U.S. Share Incentive Plan, which were all assumed by Payoneer Global Inc. following the completion of the reorganization transaction with FTAC Olympus Acquisition Corp. on June 25, 2021. No new awards will be granted pursuant to these plans.
(4) Includes 5,415,323 options.
40	| 2026 Proxy Statement

CEO Pay Ratio Disclosure
In accordance with the requirements of Item 402(u) of Regulation S-K (which we refer to as the “Pay Ratio Rule”), we are providing the following estimated information about the relationship of the median of the annual total compensation of all our employees (other than our CEO) and the annual total compensation of Mr. John Caplan.
For 2025, our last completed fiscal year, the median of the annual total compensation of all our employees (determined as described below and excluding our CEO) was $98,259; and the annual total compensation of our CEO for purposes of the pay ratio calculation was, as reported in the 2025 Summary Compensation Table included elsewhere in this Proxy Statement, $11,707,037. Based on the foregoing, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees is approximately 119 to 1.
Payoneer is a global company, with workforce located in 33 countries around the world. We strive to create a competitive global compensation program, and accordingly, our compensation programs are designed to reflect local market practices across our global operations. Our methodology to identify the median of the annual total compensation of all our employees included the following material assumptions, adjustments and estimates:
•
We chose December 31, 2025, which is the last day of our most recently completed fiscal year, as the determination date. As of December 31, 2025, our total employee population consisted of approximately 2,446 individuals working at our U.S. entity and other consolidated subsidiaries, with approximately 8.6% of employees based in the U.S. and 91.4% based in jurisdictions outside of the U.S. This population consisted of our full-time and part-time employees, including temporary employees. It excluded independent contractors, consultants, or workers employed through a third-party provider.

•
To identify our median employee from our employee population, we combined the base salary and commissions paid during 2025 as well as the annual bonus paid in February 2026 for the 2025 year-end cycle, and the aggregate grant date fair value of equity awards granted to employees in 2025, as reflected in our global human resources and equity management systems. In making this determination, we annualized base salaries for those employees who were hired in 2025 but were not employed for the entire 2025 fiscal year (excluding temporary workers). The elements in this compensation measure are representative of the principal forms of compensation delivered to our employees.

•
For employees outside of the U.S., we converted their compensation to U.S. dollars using the average of the applicable daily exchange rate for the year ended December 31, 2025. We did not make any cost-of-living adjustments nor adaptations to the differences that may appear in local market practices and salaries in identifying the median employee.

•
Using the methodologies described above, we determined that our “median employee” was a full-time, salaried employee located in United Kingdom.

•
Once we identified our median employee, we identified and calculated the elements of that employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(x) of Regulation S-K. For the annual total compensation of our CEO, we used the amount reported in the “Total” column of our “Summary Compensation Table” for 2025 in this Proxy Statement.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions. In addition, other companies have different employee populations and compensation practices and may use different assumptions, methodologies, exclusions, and estimates in calculating their pay ratios. As a result, neither the median employee’s compensation nor the estimated pay ratio reported by other companies may be comparable to the estimated pay ratio reported above.
| 2026 Proxy Statement	41

Pay Versus Performance Disclosure
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the executive compensation actually paid to our NEOs and certain aspects of our financial performance. For further information concerning our pay for performance philosophy and how we align executive compensation with our performance, please refer to the “Compensation Discussion and Analysis.”
Pay Versus Performance Table
							Value of Initial Fixed $100 Investment Based On:
Year*	Summary Compensation Table Total for PEO 1(1) ($)	Summary Compensation Table Total for PEO 2(1) ($)	Compensation Actually Paid to PEO 1(2) ($)	Compensation Actually Paid to PEO 2(2) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4) ($)	Total Shareholder Return(5) ($)	Peer Group Total Shareholder Return(6) ($)	Net Income (Loss) (K)(7) ($)	Company- Selected Measure- Revenue excluding interest income (K)(8) ($)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	N/A	11,707,037	N/A	(13,250,848)	4,682,919	(2,481,303)	53.02	119.28	$73,192	821,160
2024	N/A	9,827,830	N/A	38,451,586	2,625,068	8,553,964	94.72	100.17	121,163	720,870
2023	964,100	950,900	825,030	(1,592,111)	4,417,262	4,012,762	49.15	100.99	93,333	600,469
2022	3,060,700	15,124,420	426,088	23,416,502	6,686,879	4,515,392	51.60	83.15	(11,970)	572,331
2021	5,159,210	N/A	25,804,030	N/A	7,116,937	5,330,229	69.34	107.40	(33,987)	470,701
* For clarification, John Caplan became our sole CEO on March 1, 2023 after joining the Company as Co-CEO on May 25, 2022, and therefore the principal executive officer (“PEO”) information related to Mr. Caplan is reflected in 2022, 2023 and 2024 only. Scott Galit was Co-CEO during January and February 2023 and therefore the PEO information for such period reflects his compensation as well.
(1) The dollar amounts reported in column (b) represent the amount of total compensation reported for each of Messrs. Galit (PEO 1) and Caplan (PEO 2) for each applicable covered fiscal year in the “Total” column of the Summary Compensation Table. During 2024 onwards, Mr. Galit (PEO 1) was no longer deemed as a PEO and therefore the tables in the Pay versus Performance disclosure covering the years 2024 and 2025 exclude any amounts paid to Mr. Galit.
(2) The dollar amounts reported in column (c) represent the amount of “executive compensation actually paid” to each of Messrs. Galit and Caplan in the applicable years, as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. For clarification, Mr. Caplan joined the Company on May 25, 2022. Further, during 2024 onwards, Mr. Galit (PEO 1) was no longer deemed as a PEO and therefore the tables in the Pay versus Performance Disclosure covering the years 2024 and 2025 exclude any amounts paid to Mr. Galit. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Messrs. Galit and Caplan during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Caplan’s total compensation for 2025 to determine the executive compensation actually paid.
Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Pension Additions to SCT Total ($)	Compensation Actually Paid to PEO ($)
2025	11,707,037	10,539,925	(14,417,960)	—	(13,250,848)
(a) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each covered fiscal year.
(b) The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior fiscal years that are outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in same covered fiscal year, the fair value as of the vesting date; (iv) for equity awards granted in prior fiscal years that vest in the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) for
42	| 2026 Proxy Statement

equity awards granted in prior fiscal years that are determined to fail to meet the applicable vesting conditions during the covered fiscal year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The valuation assumptions used to calculate the fair values of performance-based equity awards that vested during or were outstanding as of the end of each covered fiscal year, as applicable, were based on a Monte Carlo simulation model. The valuation assumptions used to calculate the fair values of the RSU awards and PSU awards held by Mr. Caplan that were earned and/or vested during or were outstanding as of the end of each covered fiscal year, as applicable, (including the probable outcome of any such awards subject to performance conditions) changed from those disclosed at the time of grant due to the change in the Company’s share price. The amounts deducted or added in calculating the equity award adjustments are as follows:
Year	Year End Fair Value of Equity Awards for PEO ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in Year ($)	Fair Value at End of Prior Year of Equity Awards that Failed to Meet Vesting Conditions in Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments for PEO ($)
2025	4,908,151	(16,714,608)	—	(2,611,503)	—	—	(14,417,960)
(3) The dollar amounts reported in column (d) represent the average of the amounts of total compensation reported for our NEOs as a group (excluding Messrs. Galit and Caplan, as applicable) for each covered fiscal year in the “Total” column of the Summary Compensation Table for each such fiscal year. The names of each NEO (excluding Messrs. Galit and Caplan, as applicable) included for purposes of calculating the average amounts of total compensation in each covered fiscal year are as follows: (i) for 2025, Bea Ordonez, our Chief Financial Officer, and Tsafi Goldman, our Chief Legal & Governance Officer; (ii) for 2024, Ms. Ordonez, Ms. Goldman, and Arnon Kraft, our former Chief Operating Officer; (iii) for 2023, Michael Levine, our former Chief Financial Officer, Ms. Ordonez, Mr. Kraft, Ms. Goldman, and Keren Levy, our former President; (iv) for 2022, Mr. Levine, Mr. Kraft, Assaf Ronen, our former Chief Platform Officer, and Ms. Goldman; (v) for 2021, Mr. Kraft and Robert Clarkson, our former Chief Revenue Officer.
(4) The dollar amounts reported in column (e) represent the average amount of “executive compensation actually paid” to our NEOs as a group (excluding Messrs. Galit and Caplan, as applicable), as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to our NEOs as a group (excluding Messrs. Galit and Caplan, as applicable) during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for each fiscal year to determine the executive compensation actually paid, using the same methodology described above in Note 2(b).
Year	Average Reported Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Reported Value of Equity Awards ($)	Equity Award Adjustments(a) ($)	Pension Additions to SCT Total ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)
2025	4,682,919	3,764,260	(3,399,961)	—	(2,481,303)
(a) The amounts deducted or added in calculating the total average equity award adjustments are as follows:
Year	Average Year End Fair Value of Equity Awards ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value ($)	Total Average Equity Award Adjustments ($)
2025	1,752,912	(4,094,306)	—	(1,058,567)	—	—	(3,399,961)
(5) Cumulative TSR is calculated by dividing our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period and assumes $100 were invested for the period. The Company became a publicly listed company on June 28, 2021, and therefore the beginning of the measurement period reflects such date.
(6) Represents the cumulative peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: the S&P 600 Information Technology Index.
| 2026 Proxy Statement	43

(7) The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for each covered fiscal year.
(8) U.S. dollars in thousands. While we use additional performance measures for the purpose of evaluating performance for our executive compensation, we have determined that revenue excluding interest income is the financial performance measure that, in our assessment, represents the most important performance measure used by us to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance. Accordingly, the dollar amount reported for fiscal year 2025 represents the amount of revenue excluding interest income reflected in our audited financial statements for fiscal year 2025. For fiscal years 2024 and 2023, the CSM was determined to be revenue. Given the change, we have applied revenue excluding interest income retroactively for each of the previous covered fiscal years such that the dollar amount reported for each of the previous fiscal years in the Pay Versus Performance Table represents the amount of revenue excluding interest income reflected in our audited financial statements for each of such previous fiscal years.
Tabular List of Most Important Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” our executive compensation is designed to reflect our variable “pay-for-performance” philosophy. The performance measures that we used for fiscal year 2025 when setting goals in our short-term incentive compensation program and long-term PSU program (Revenue excluding interest income and Adjusted EBITDA excluding interest income) are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. In addition, the achievement of specified stock price levels is used as a vesting condition for certain new hire performance stock unit grants previously made to the Company’s CEO and CFO and other senior officers. Accordingly, the Company has three financial performance measures that are used by us to link executive compensation actually paid to our NEOs to our performance, which for the most recently completed fiscal year, are as follows:
•
Revenue excluding interest income

•
Adjusted EBITDA excluding interest income

•
Stock price

As noted above, we have determined revenue excluding interest income to be the “most important” financial performance measure used to link the compensation of our NEOs with our performance for the most recently completed fiscal year and, as noted, it is being used as our Company Selected Measure.
For a definition of Adjusted EBITDA, please see Annex A of this Proxy Statement.
Analysis of Information Presented in Pay Versus Performance Table
While over the years we have used several different performance measures to align executive compensation with our performance, not all of these performance measures are presented in the Pay-Versus-Performance table. Moreover, while we generally seek to prioritize long-term performance as our primary incentive for our NEOs, we do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular fiscal year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the Pay-Versus-Performance table:
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Compensation Actually Paid and Company TSR
Compensation Actually Paid and Net Income (Loss)
| 2026 Proxy Statement	45

Compensation Actually Paid and Company-Selected Measure
For fiscal year 2025, the Company-Selected Measure was determined to be revenue excluding interest income, while for fiscal years 2024 and 2023, the Company-Selected Measure was determined to be revenue. Given the change, the graph below reflects revenue excluding interest income for all covered years.
Company TSR and Peer Group TSR
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Proposal No. 3: Non-binding Advisory Vote to Approve Named Executive Officer Compensation
In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are seeking a non-binding advisory vote from our stockholders to approve the compensation paid to our named executive officers (“say-on-pay”), as described in the Compensation Discussion and Analysis and the compensation table sections of this Proxy Statement. Based on the recommendation of stockholders at the Company’s 2023 annual meeting of stockholders, and the Board’s consideration of that recommendation, the Company has determined that it will hold a non-binding advisory vote to approve the compensation paid by the Company to its NEOs every year. The next stockholder vote to recommend the frequency of such votes is anticipated to be the Company’s 2029 annual meeting of stockholders.
The Compensation Committee is committed to an executive compensation structure that incentivizes our named executive officers and aligns with market practice and stockholder interests and that enables us to effectively attract and retain strong leaders for Payoneer. We believe our executive compensation is properly structured to achieve those goals.
As you decide how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis and the compensation table sections of this Proxy Statement.
The Board recommends that stockholders approve the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, compensation tables and the other related tables, disclosures and narrative discussion therein.”
Although this say-on-pay vote is advisory, and therefore non-binding and does not create or imply any change to the fiduciary duties of the Company or the Board, or create or imply any additional fiduciary duties to the Board, the Board and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.
Vote Required
The affirmative vote of the holders of a majority of the votes cast will be required for approval of the non-binding advisory vote on executive compensation. Abstentions and broker non-votes will have no effect on this Proposal No. 3.
The Board of Directors recommends
a vote “For” proposal no. 3.
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Certain Relationships and Related Party Transactions
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year or currently proposed, to which we were a party or will be a party, in which:
•
the amounts involved exceeds $120,000; and

•
any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

There have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party other than compensation arrangements, which are described where required under the sections titled “Director Compensation”, “Compensation Discussion and Analysis” and “Compensation Tables and Other Information”.
Policies and Procedures for Related Party Transactions
The Company’s Board has adopted a written Related Party Transaction policy that sets forth the following policies and procedures for the review and approval or ratification of transactions with related persons. The policy sets forth the responsibility of the Audit Committee and Board regarding the review and approval of Related Party Transactions.
A “Related Party Transaction” is a transaction, arrangement or relationship, including any currently proposed transaction, indebtedness or guarantee of indebtedness, in which Payoneer or any of its subsidiaries is a participant, the amount of which involved exceeds $120,000 in any fiscal year, and in which any Related Person has or will have a direct or indirect material interest, subject to certain Related Party Transactions which are deemed to be pre-approved, as detailed in the policy. A “Related Person” means:
•
any person who is, or at any time during the applicable period was, one of our executive officers, a member of our Board or a director nominee;

•
any person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, son-in-law, brother-in-law or sister-in-law, and any person (other than a tenant or employee) sharing the household of such director, director nominee, executive officer or beneficial owner of more than five percent (5%) of our issued and outstanding shares; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

We have also adopted policies and procedures for our directors for the disclosure of actual or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our Audit Committee charter, the Audit Committee will have the responsibility to review Related Party Transactions in accordance with the Related Party Transactions policy.
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General Information About the Annual Meeting
Submission of Stockholder Proposals and Nominations for the 2027 Annual Meeting
Stockholders wishing to present proposals for inclusion in our Proxy Statement for the 2027 annual meeting of stockholders (the “2027 Annual Meeting”) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit their proposals so that they are received by us at our principal executive offices no later than December 28, 2026. Proposals should be sent to our Corporate Secretary, c/o Payoneer Global Inc., 195 Broadway, 27th Floor, New York, NY 10007.
With respect to other proposals and nominations not to be included in our Proxy Statement pursuant to Rule 14a-8 of the Exchange Act, our Bylaws provide that stockholders wishing to present nominations for director or proposals for consideration at the 2027 Annual Meeting under these provisions of our Bylaws must submit timely notice that is received at our principal executive offices not earlier than January 10, 2027 and not later than February 9, 2027 in order for such nominations or proposals to be considered timely. A stockholder’s notice to nominate a director or bring any other business before the 2027 Annual Meeting must comply with the advance notice provisions of our Bylaws.
Other Information
The management of the Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares for which you grant your proxy on such matters in accordance with their best judgment.
You are receiving these proxy materials in connection with the Board’s solicitation of proxies to be voted at the Annual Meeting or any adjournment or postponement thereof. The expense of this solicitation, including cost of preparing and distributing this Proxy Statement, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares. We have engaged Sodali & Co. to solicit proxies for an estimated fee of $17,500, plus expenses. In addition, our officers, directors and employees may solicit proxies, although such persons will not receive any additional compensation for such solicitation.
In certain instances, one copy of the Company’s Annual Report or Proxy Statement (or Proxy Availability Notice) is being delivered to two or more stockholders who share an address. Upon request, the Company will promptly deliver a separate copy of such documents to a stockholder at a shared address to which a single copy of the documents was delivered. Conversely, stockholders sharing an address who receive multiple copies of such documents may request future delivery of a single copy. Requests in this regard should be addressed to: Corporate Secretary, c/o Payoneer Global Inc., 195 Broadway, 27th Floor, New York, NY 10007.
| 2026 Proxy Statement	49

Payoneer Global Inc.
195 Broadway, 27th Floor
New York, NY 10007
Proxy Statement for the 2026 Annual Meeting
of Stockholders
Questions and Answers About These Proxy Materials and Voting
Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to “Notice and Access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the “Proxy Availability Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Proxy Availability Notice free of charge or request to receive a printed set of the proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Proxy Availability Notice.
We provided some of our stockholders with paper copies of the proxy materials instead of the Proxy Availability Notice. If you received paper copies of the proxy materials, we encourage you to help us reduce the environmental impact and financial cost of delivering paper proxy materials to stockholders by signing up per the instructions in the Proxy Availability Notice, to receive all of your future proxy materials electronically.
We expect that this Proxy Statement and the other proxy materials will be available to stockholders beginning on or about April 27, 2026.
When and how can I attend the virtual annual meeting?
The Annual Meeting will be held on June 9, 2026, at 8.00 a.m. (Eastern Time) via live video webcast at www.virtualshareholdermeeting.com/PAYO2026.
Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on April 13, 2026 (the “Record Date”), may participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. Stockholders will need the 16-digit control number provided on their proxy card, voting instruction form or notice. We suggest you log in at least 15 minutes before the start of the meeting. If you experience technical difficulties during the check-in process or during the meeting, please consult the information regarding technical assistance available at www.virtualshareholdermeeting.com/PAYO2026 for assistance. You will not be able to attend the Annual Meeting physically in person.
Why are you having a virtual annual meeting?
We have determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and without charge. We believe this is the right choice for Payoneer currently, as it enables engagement with our stockholders, regardless of size, resources, or physical location. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
Can I ask questions at the Annual Meeting?
Stockholders as of the Record Date who attend and participate in our virtual Annual Meeting will have an opportunity to submit questions live via the internet.
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What does it mean if I receive more than one Proxy Availability Notice?
If you receive more than one Proxy Availability Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Proxy Availability Notice to ensure that all of your shares are voted.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date of April 13, 2026, will be entitled to vote at the Annual Meeting. On the Record Date, there were 337,311,744 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on April 13, 2026, your shares were registered directly in your name with Payoneer’s transfer agent, Continental Stock Transfer & Trust Company (“Continental”), then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy.
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below (see “How do I vote?”) or complete, date, sign and return the proxy card mailed to you to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee
If, on April 13, 2026, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and proxy materials are being forwarded to you by the organization that holds your account. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to virtually attend and vote at the Annual Meeting.
What am I voting on?
There are three matters scheduled for a vote:
•
Election of [three] Class II directors;

•
Ratification of the selection of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited (“PwC”), as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2026; and

•
Non-binding advisory vote to approve named executive officer compensation.

What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares for which you grant your proxy on those matters in accordance with their best judgment.
What is the Board’s voting recommendation?
The Board recommends that you vote your shares:
•
“For” the election of each of the nominees for director;

•
“For” the ratification of the selection of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2026; and

| 2026 Proxy Statement	51

•
“For” the non-binding advisory vote to approve named executive officer compensation.

How do I vote?
Regarding Proposals No. 1, 2 and 3, you may vote “For” or “Against” or abstain from voting.
The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy. Voting at the Annual Meeting will have the effect of revoking your previously submitted proxy (see “Can I change my vote after submitting my proxy?” below).
Before the Annual Meeting
By Internet	If you received the notice or a printed copy of the proxy materials, go to www.proxyvote.com and follow the instructions in the notice or on the proxy card.
By Telephone	If you received a printed copy of the proxy materials, follow the instructions on the proxy card.
By Mail	If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
During the Annual Meeting
In Person (Virtual)
You may also vote in person virtually by attending the meeting through the following website: www.virtualshareholdermeeting.com/PAYO2026. To attend the Annual Meeting and vote your shares, you must register for the Annual Meeting and provide the control number located on your notice or proxy card.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee
If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received proxy materials containing voting instructions from that organization rather than from Payoneer. Simply follow the voting instructions in the proxy materials to ensure that your vote is counted. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Payoneer Global Inc. common stock you own as of the close of business on April 13, 2026, the Record Date.
Are there any limitations on number of shares held?
Pursuant to our Certificate of Incorporation, our Board may act to prevent the transfer of capital stock, or the exercise of rights with respect to our capital stock, if, among other things, the effect of such transfer or exercise of rights would result in a stockholder holding more than 9.9% of the total issued and outstanding shares of our capital stock on a fully diluted basis.
Our charter provides that, subject to certain exceptions, we may request that holders or proposed transferees of our capital stock provide such information (including, without limitation, information with respect to citizenship, other
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holdings of our capital stock and affiliations) as we may reasonably request to determine whether the ownership of, or the exercise of any rights with respect to, our capital stock by such stockholder or proposed transferee could, among other things, result in a person beneficially owning more than 9.9% of our issued and outstanding capital stock on a fully diluted basis or such other result listed therein (a “Violation”). This provision is designed, among other things, to ensure we comply with the various licensing regimes of the several jurisdictions in which we operate, as the acquisition of more than 10% of our issued and outstanding capital stock could require regulatory notifications and/or approvals.
In the event a holder or proposed transferee fails to respond to our request for information or if, upon review of information provided by such holder or proposed transferee, the Board determines that such person’s holdings or acquisition of our capital stock would result in a Violation, we may refuse to permit any such transfer of capital stock, refuse to honor any transfer of capital stock purported to have been effected (in which case, such transfer shall be deemed to have been void ab initio), suspend rights of stock ownership the exercise of which could result in a Violation, or redeem such shares of capital stock. Pursuant to our charter, any shares of capital stock subject to redemption shall be redeemed at a price equal to $0.01 per share, on such other terms and conditions as our Board may determine. Our charter provides that our Board may, in its sole discretion, exempt (proactively or retroactively) any person from the foregoing restrictions.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the nominees for Class II directors (Proposal No. 1), “For” the ratification of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm (Proposal No. 2), and “For” the non-binding advisory vote to approve named executive officer compensation (Proposal No. 3). If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before June 8, 2026, 11.59 p.m. (Eastern Time). If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•
You may submit another properly completed proxy card with a later date.

•
You may grant a subsequent proxy by telephone or through the internet.

•
You may send a timely written notice delivered before June 8, 2026, 11.59 p.m. (Eastern Time), that you are revoking your proxy to Payoneer’s Corporate Secretary, c/o Payoneer Global Inc., 195 Broadway, 27th Floor, New York, NY 10007; provided, however, that if you intend to revoke your proxy by providing such written notice, we advise that you also send a copy via email to payoneerlegal@payoneer.com.

•
You may attend and vote at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted, so long as it is provided within the applicable deadline. If your shares are held by your broker, banker or other nominee, you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still
| 2026 Proxy Statement	53

vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (the “NYSE”), which generally apply to all brokers, banks or other nominees, on voting matters characterized by the NYSE as “routine,” member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such “uninstructed shares” may not be voted by member firms. Only the proposal to ratify the selection of our independent registered public accounting firm is considered a “routine” matter for this purpose and brokers, banks or other nominees generally have discretionary voting power with respect to such proposal. Therefore, your broker, bank or other nominee will be able to vote on Proposal No. 2: Ratification of the Selection of the Independent Registered Public Accounting Firm for Payoneer, even if it does not receive instructions from you, so long as it holds your shares in its name. Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.
What is the effect of abstentions and broker non-votes?
Our Bylaws provide that in all matters up for a vote at the Annual Meeting, other than the election of directors or as otherwise set forth in the Certificate of Incorporation, Bylaws or required by law, the affirmative vote of the holders of a majority of the votes cast at the meeting on the subject matter shall be the act of the stockholders. Our Bylaws provide that in an uncontested election, directors are elected by a majority of the votes cast, meaning that a nominee will be elected if the number of votes cast “for” the nominee’s election exceeds the number of votes cast “against” that nominee’s election. Abstentions and broker non-votes do not count as votes cast and thus have no impact on the outcome of any proposal.
How many votes are needed to approve each proposal?
Proposal	Vote Required	Voting Choices	Discretionary Voting Allowed?
No. 1. Election of Directors	Majority Cast	For, Against or Abstain	No
No. 2. Ratification of the Selection of the Independent Registered Public Accounting Firm for Payoneer	Majority Cast	For, Against or Abstain	Yes
No. 3. Non-binding Advisory Vote to Approve Named Executive Officer Compensation	Majority Cast	For, Against or Abstain	No
A “Majority Cast,” with respect to Proposals No. 1, 2 and 3, means that a majority of the votes cast on each proposal are voted “For” the proposal.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if stockholders holding at least a majority of the voting power of all outstanding shares generally entitled to vote are present or represented by proxy at the Annual Meeting. On the Record Date, there were 337,311,744 shares outstanding and entitled to vote. Thus, the holders of at least 168,655,873 shares must be present or represented by proxy at the Annual Meeting to have a quorum. Virtual attendance at our Annual Meeting constitutes “presence” for purposes of a quorum at the meeting.
Your shares will be counted towards the quorum only if you submit a valid proxy by mail, over the phone or through the internet (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, then either the Chair of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the meeting to another date. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.
54	| 2026 Proxy Statement

How can I find out the results of the voting at the Annual Meeting?
Final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting.

April 27, 2026
A copy of our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 26, 2026, is available without charge upon written request to Investor Relations, Payoneer Global Inc., 195 Broadway, 27th Floor, New York, NY 10007 or by accessing a copy on Payoneer’s website at https://investor.payoneer.com/financials/sec-filings/default.aspx. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.
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Annex A
Forward-Looking Statements
This Proxy Statement includes, and oral statements made from time to time by representatives of Payoneer, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Payoneer’s future financial or operating performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in applicable laws or regulations; (2) the possibility that Payoneer may be adversely affected by geopolitical events and conflicts, such as Israel’s conflicts in the Middle East, and other economic, business and/or competitive factors, such as trade policies (including tariffs); (3) changes in the assumptions underlying our financial estimates; (4) the outcome of any known and/or unknown legal or regulatory proceedings; and (5) other risks and uncertainties set forth in Payoneer’s Annual Report on Form 10-K for the period ended December 31, 2025 and future reports that Payoneer may file with the SEC from time to time. Nothing in this Proxy Statement should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Payoneer does not undertake any duty to update these forward-looking statements.
Financial Information; Non-GAAP Financial Measures
Some of the financial information and data contained in this Proxy Statement, such as adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Payoneer uses certain non-GAAP measures to compare Payoneer’s performance to that of prior periods for budgeting and planning purposes. Payoneer believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Payoneer’s results of operations. Payoneer’s method of determining these non-GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and Payoneer does not recommend the sole use of these non-GAAP measures to assess its financial performance. Payoneer’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Payoneer’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review Payoneer’s financial statements, which are included in Payoneer’s Annual Report on Form 10-K for the year ended December 31, 2025 and its subsequent Quarterly Reports on Form 10-Q, and not rely on any single financial measure to evaluate Payoneer’s business.
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Non-GAAP measures include the following item:
Adjusted EBITDA: We provide adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude, as applicable: M&A related expense (income), stock-based compensation expenses, restructuring charges, share in losses (gain) of associated company, loss (gain) from change in fair value of warrants and warrant repurchase/redemption, other financial expense (income), net, income taxes, and depreciation and amortization.
Other companies may calculate the above measure differently, and therefore Payoneer’s measures may not be directly comparable to similarly titled measures of other companies.
In addition, in this Proxy Statement, we reference volume, which is an operational metric. Volume refers to the total dollar value of transactions successfully completed or enabled by our platform, not including orchestration transactions. For a customer that both receives and later sends payments, we count the volume only once. Note: orchestration transactions ceased in 2023 and were related to our 2020 acquisition of optile GmbH.
TABLE — 1
PAYONEER GLOBAL INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (UNAUDITED)
(U.S. dollars in thousands)
	Year ended December 31,
	2025	2024
Net income	$73,192	$121,163
Depreciation and amortization	65,625	47,296
Income taxes	42,396	18,308
Other financial income, net	9,079	(2,419)
EBITDA	190,292	184,348
Stock based compensation expenses(1)	73,104	64,787
M&A related expenses(2)	3,393	9,439
Gain from change in fair value of Warrants(3)	—	(2,767)
Loss on Warrant repurchase/redemption(4)	—	14,746
Restructuring charges(5)	4,873	—
Adjusted EBITDA	$271,662	$270,553
Interest Income	231,614	256,846
Adjusted EBITDA excluding interest income	$40,048	$13,707
(1) Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
(2) Amounts relate to M&A-related third-party fees, including related legal, consulting and other expenditures. Additionally, amounts for the year ended December 31, 2025 and 2024 include $0.7 million and $1.8 million, respectively, in non-recurring fair value adjustment of the Skuad contingent consideration liability
(3) Changes in the estimated fair value of the public warrants are recognized as gain or loss on the consolidated statements of comprehensive income (loss). The impact is removed from EBITDA as it represents market conditions that are not in our control.
(4) Amounts relate to a non-recurring loss on the repurchase and redemption of outstanding public warrants.
(5) Represents non-recurring costs related to severance and other employee termination benefits.
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PAYONEER GLOBAL INC.195 BROADWAY, 27TH FLOORNEW YORK, NY 10007SCAN TOVIEW MATERIALS & VOTE wVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 P.M. Eastern Time on June 8, 2026. Have your proxy card in hand when youaccess the web site and follow the instructions to obtain your records and to create anelectronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/PAYO2026You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.Eastern Time on June 8, 2026. Have your proxy card in hand when you call and then followthe instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717. Your proxy card must be received by 11:59 P.M. Eastern Time on June 8, 2026. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV93200-P47016 PAYONEER GLOBAL INC.The Board of Directors recommends you vote FOR eachof the director nominees listed.1. Election of Directors 1a. John Caplan1b. Amir Goldman1c. Susanna MorganFor Against Abstain! ! !Nominees: ! ! !! ! !! ! !! ! !For Against AbstainThe Board of Directors recommends you vote FOR Proposals 2 and 3.For Against Abstain2. Ratification of the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as the independentregistered public accounting firm for the fiscal year ending December 31, 2026.3. Non-binding advisory vote to approve named executive officer compensation.NOTE: The proxy holders will vote in their discretion on such other business as may properly come before the meeting or any adjournment or postponementthereof.You may attend the meeting and vote during the meeting when the polls are open via the Internet. We recommend, however, that you vote before the meetingeven if you plan to participate in the meeting. When voting, have the information that is printed in the box marked by the arrow and follow instructions. NOTE: Please sign as name(s) appear(s) hereon. Joint owners should each sign. When signingas attorney, executor, administrator, trustee or guardian, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership,please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

V93201-P47016Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.PAYONEER GLOBAL INC.ANNUAL MEETING OF STOCKHOLDERSJUNE 9, 2026, 8.00 A.M. EASTERN TIMETHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSOF PAYONEER GLOBAL INC.The undersigned hereby appoints John Caplan and Beatrice (Bea) Ordonez (the “Proxies”), and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Common Stock of Payoneer Global Inc. (the “Company”) which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held June 9, 2026 at 8.00 am ET or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES UNDER PROPOSAL 1, AND FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.(Continued and to be marked, dated and signed, on the other side)